                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                 June 27, 2001

                                     among

                               CMI CORPORATION,

                               TEREX CORPORATION

                                      and

                          CLAUDIUS ACQUISITION CORP.

                                                             ARTICLE I
                                                            THE MERGER
         SECTION 1.1.   The Merger..........................................................................  1
         SECTION 1.2.   Conversion of Shares................................................................  2
         SECTION 1.3.   Surrender and Payment...............................................................  4
         SECTION 1.4.   Stock Options and Equity Awards.....................................................  5
         SECTION 1.5.   Adjustments.........................................................................  6
         SECTION 1.6.   Fractional Shares...................................................................  6
         SECTION 1.7.   Withholding Rights..................................................................  6
         SECTION 1.8.   Lost Certificates...................................................................  7
         SECTION 1.9.   Shares Held by Company Affiliates...................................................  7
         SECTION 1.10.  Appraisal Rights....................................................................  7

                                                            ARTICLE II
                                           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 2.1.   Organization and Good Standing; Organizational Documents............................  8
         SECTION 2.2.   Capitalization......................................................................  9
         SECTION 2.3.   Subsidiaries........................................................................  9
         SECTION 2.4.   Authorization; Binding Agreement.................................................... 10
         SECTION 2.5.   Governmental Approvals.............................................................. 10
         SECTION 2.6.   No Violations....................................................................... 11
         SECTION 2.7.   Company Securities Filings.......................................................... 11
         SECTION 2.8.   Litigation; Liabilities............................................................. 12
         SECTION 2.9.   Financial Statements................................................................ 12
         SECTION 2.10.  Absence of Certain Changes.......................................................... 13
         SECTION 2.11.  Related Party Transactions.......................................................... 13
         SECTION 2.12.  Compliance with Laws; Permits....................................................... 13
         SECTION 2.13.  Finders and Investment Bankers...................................................... 13
         SECTION 2.14.  Material Contracts.................................................................. 14
         SECTION 2.15.  Employee Benefit Plans.............................................................. 15
         SECTION 2.16.  Taxes and Returns................................................................... 16
         SECTION 2.17.  Takeover Statutes................................................................... 18
         SECTION 2.18.  Intellectual Property............................................................... 18
         SECTION 2.19.  Environmental Matters............................................................... 19
         SECTION 2.20.  Property............................................................................ 21
         SECTION 2.21.  Fairness Opinion.................................................................... 24
         SECTION 2.22.  Labor Relations..................................................................... 24
         SECTION 2.23.  Insurance........................................................................... 24
         SECTION 2.24.  Major Customers and Suppliers....................................................... 25
         SECTION 2.25.  Tax Treatment....................................................................... 25
         SECTION 2.26.  Voting Agreements................................................................... 25
         SECTION 2.27.  Miscellaneous Agreement............................................................. 25
         SECTION 2.28.  Conflicts of Interest............................................................... 25

         SECTION 2.29.  Accounts Receivable; Inventory...................................................... 25
         SECTION 2.30.  Products Liability.................................................................. 26
         SECTION 2.31.  Ancillary Agreements................................................................ 26
         SECTION 2.32.  Accuracy of Information; Full Disclosure............................................ 26

                                                            ARTICLE III
                                             REPRESENTATIONS AND WARRANTIES OF PARENT

         SECTION 3.1.   Organization and Good Standing...................................................... 27
         SECTION 3.2.   Capitalization...................................................................... 27
         SECTION 3.3.   Authorization; Binding Agreement.................................................... 28
         SECTION 3.4.   Governmental Approvals.............................................................. 28
         SECTION 3.5.   No Violations....................................................................... 28
         SECTION 3.6.   Parent Securities Filings........................................................... 28
         SECTION 3.7.   Tax Treatment....................................................................... 29
         SECTION 3.8.   Financial Statements................................................................ 29
         SECTION 3.9.   Absence of Certain Changes.......................................................... 29
         SECTION 3.10.  Accuracy of Information; Full Disclosure............................................ 30

                                                            ARTICLE IV
                                                     COVENANTS OF THE COMPANY

         SECTION 4.1.   Conduct of Business................................................................. 30
         SECTION 4.2.   Notification of Certain Matters..................................................... 34
         SECTION 4.3.   Access and Information.............................................................. 35
         SECTION 4.4.   Recommendation; Stockholder Approval................................................ 35
         SECTION 4.5.   Commercially Reasonable Efforts..................................................... 36
         SECTION 4.6.   Compliance.......................................................................... 36
         SECTION 4.7.   Company Benefit Plans............................................................... 36
         SECTION 4.8.   No Solicitation..................................................................... 36
         SECTION 4.9.   Commission and Stockholder Filings; Other Reports................................... 38
         SECTION 4.10.  Takeover Statutes................................................................... 38

                                                             ARTICLE V
                                                        COVENANTS OF PARENT

         SECTION 5.1.   Notification of Certain Matters..................................................... 38
         SECTION 5.2.   Commercially Reasonable Efforts..................................................... 39
         SECTION 5.3.   Compliance.......................................................................... 40
         SECTION 5.4.   Director and Officer Liability...................................................... 40
         SECTION 5.5.   Access and Information.............................................................. 40
         SECTION 5.6.   Blue Sky Permits.................................................................... 41
         SECTION 5.7.   Listing............................................................................. 41
         SECTION 5.8.   Employee Benefits................................................................... 41


                                                            ARTICLE VI
                                                     COVENANTS OF THE PARTIES

         SECTION 6.1.   Registration Statement; Proxy Statement............................................. 42
         SECTION 6.2.   Further Assurances.................................................................. 43
         SECTION 6.3.   Affiliate Letters................................................................... 43
         SECTION 6.4.   Tax Treatment....................................................................... 43
         SECTION 6.5.   Letters from Accountants............................................................ 44
         SECTION 6.6.   Section 16(b)....................................................................... 44
         SECTION 6.7.   Press Release and Public Announcements.............................................. 44

                                                            ARTICLE VII
                                                     CONDITIONS TO THE MERGER

         SECTION 7.1.   Conditions to Each Party's Obligations.............................................. 44
             7.1.1.     Company Stockholder Approval........................................................ 44
             7.1.2.     No Injunction or Action............................................................. 45
             7.1.3.     Governmental Approvals.............................................................. 45
             7.1.4.     HSR Act............................................................................. 45
             7.1.5.     Reorganization Opinion.............................................................. 45
             7.1.6.     Registration Statement Effective.................................................... 45
             7.1.7.     Stock Exchange Listing.............................................................. 45
         SECTION 7.2.   Conditions to Obligations of the Company............................................ 45
             7.2.1.     Parent Representation and Warranties................................................ 45
             7.2.2.     Performance by Parent............................................................... 46
             7.2.3.     No Material Adverse Change.......................................................... 46
             7.2.4.     Certificates and Other Deliveries................................................... 46
         SECTION 7.3.   Conditions to Obligations of Parent................................................. 46
             7.3.1.     Company Representations and Warranties.............................................. 46
             7.3.2.     Performance by the Company.......................................................... 46
             7.3.3.     No Material Adverse Change.......................................................... 46
             7.3.4.     Miscellaneous Agreement............................................................. 47
             7.3.5.     Termination of Certain Agreements................................................... 47
             7.3.6.     Consents............................................................................ 47
             7.3.7.     Certificates and Other Deliveries................................................... 47

                                                           ARTICLE VIII
                                                            TERMINATION

         SECTION 8.1.   Termination......................................................................... 47
         SECTION 8.2.   Effect of Termination............................................................... 48

                                                            ARTICLE IX
                                                           MISCELLANEOUS

         SECTION 9.1.   Notices............................................................................. 49
         SECTION 9.2.   Non-Survival of Representations and Warranties...................................... 50
         SECTION 9.3.   Amendments; No Waivers.............................................................. 50
         SECTION 9.4.   Expenses............................................................................ 51
         SECTION 9.5.   Successors and Assigns.............................................................. 51
         SECTION 9.6.   Governing Law....................................................................... 51

         SECTION 9.7.   Jurisdiction........................................................................ 51
         SECTION 9.8.   Waiver of Jury Trial................................................................ 51
         SECTION 9.9.   Counterparts; Effectiveness......................................................... 51
         SECTION 9.10.  Entire Agreement.................................................................... 52
         SECTION 9.11.  Captions............................................................................ 52
         SECTION 9.12.  Severability........................................................................ 52
         SECTION 9.13.  Specific Performance................................................................ 52
         SECTION 9.14.  Disclosure Schedule................................................................. 52
         SECTION 9.15.  Knowledge........................................................................... 52


EXHIBITS

Exhibit A - Form of REI Voting Agreement
Exhibit B - Form of Swisher Voting Agreement
Exhibit C - Form of Miscellaneous Agreement
Exhibit D - Form of Swisher Non-Compete Agreement
Exhibit E - Form of Severance Agreement
Exhibit F - Form of Company Affiliate's Letter

                                  DEFINITIONS

ACMs.................................................................    21
Acquisition Transaction..............................................    37
Agreement............................................................     1
Benefit Plans........................................................    15
BOK Forbearance Agreement............................................    31
Bylaws...............................................................     8
Cedarapids Lawsuits..................................................  AI-1
Certificate..........................................................     3
Certificate of Incorporation.........................................     8
Cifali Agreement.....................................................  AI-1
Claim................................................................    18
Closing..............................................................     2
Closing Date.........................................................     2
Closing Debt.........................................................     3
Closing Outstanding Share Number.....................................     3
Code.................................................................     1
Commission...........................................................     6
Company..............................................................     1
Company Class A Stock................................................     2
Company Common Stock.................................................     2
Company Confidentiality Agreement....................................    41
Company Disclosure Schedule..........................................     8
Company Employees....................................................    41
Company ERISA Affiliate..............................................    15
Company Group........................................................    16
Company Intellectual Property........................................    19
Company Material Adverse Effect......................................     8
Company Permits......................................................    13
Company Preferred Stock..............................................     9
Company Proxy Statement..............................................    42
Company Securities Filings...........................................    11
Company Stock Option.................................................     5
Company Stock Plans..................................................     5
Company Stockholder Approval.........................................    35
Company Stockholders Meeting.........................................    35
Company Subsidiaries.................................................     8
Company Voting Stock.................................................     2
Confidentiality Agreement............................................    33
Consent..............................................................    10
Dissenting Shares....................................................     7
Effective Time.......................................................     2
End Date.............................................................    48
Environmental Laws...................................................    21
Environmental Matter.................................................    21
Environmental Permits................................................    19
ERISA................................................................    15
Event................................................................    13
Exchange Act.........................................................     9
Exchange Agent.......................................................     4
Exchange Ratio.......................................................     3
Expenses.............................................................    48
Facilities...........................................................    21
Financial Advisor....................................................    38
Form S-4.............................................................    42
GAAP.................................................................    12
Governmental Authority...............................................    10
Hazardous Materials..................................................    21
High Target Debt.....................................................     3
HSR Act..............................................................    11
Indebtedness.........................................................    31
Indemnified Person...................................................    40
IRS..................................................................    15
Law..................................................................    11
Leased Properties....................................................    23
Lien.................................................................     9
Litigation...........................................................    12
Material Contract....................................................    14
Merger...............................................................     1
Merger Benefit Detriment.............................................    39
Merger Consideration.................................................     3
Merger Sub...........................................................     1
Miscellaneous Agreement..............................................     1
New Plans............................................................    41
NYSE.................................................................     6
OGCA.................................................................     1
Oklahoma Certificate of Merger.......................................     2
Oklahoma Secretary of State..........................................     2
Old Plans............................................................    41
Owned Property.......................................................    22
Parent...............................................................     1
Parent Common Stock..................................................     3
Parent Material Adverse Effect.......................................    27
Parent Preferred Stock...............................................    27
Parent Securities Filings............................................    29
Parent Stock Option..................................................     5
Parent Subsidiaries..................................................    27

PCBs.................................................................. 21
Person................................................................  4
Representatives....................................................... 36
Securities Act........................................................  6
Severance Agreement...................................................  1
Significant Contracts................................................. 14
Significant Transaction............................................... 14
Subsidiary............................................................  8
Superior Proposal..................................................... 37
Surviving Corporation.................................................  1
Swisher Non-Compete Agreement.........................................  1
Takeover Proposal..................................................... 37
Takeover Statute...................................................... 18
Target Debt...........................................................  3
Tax................................................................... 17
Tax Return............................................................ 17
Taxes................................................................. 17
Termination Fee....................................................... 48
Voting Agreements.....................................................  1

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 27,
                                              ---------
2001 by and among CMI CORPORATION, an Oklahoma corporation (the "Company"),
                                                                 -------
TEREX CORPORATION, a Delaware corporation ("Parent"), and CLAUDIUS ACQUISITION
                                            -------
CORP., an Oklahoma corporation and a wholly owned subsidiary of Parent ("Merger
                                                                         ------
Sub").
---

                             W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement (the "Merger");
                ------

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");
                             ----

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, Parent, Merger Sub and the Company are entering into voting agreements in the form of the agreements attached as Exhibit A and Exhibit B
                                                     ---------     ---------
(the "Voting Agreements"); and
      -----------------

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, the Company is entering into a miscellaneous agreement in the form of the agreement attached as Exhibit C (the "Miscellaneous Agreement"), a non-
                          ---------       -----------------------
competition, confidentiality and non-solicitation agreement in the form of the agreement attached as Exhibit D (the "Swisher Non-Compete Agreement") and a
                      ---------       -----------------------------
severance agreement in the form of the agreement attached as Exhibit E (the
                                                             ---------
"Severance Agreement").
--------------------

     NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     SECTION 1.1.   The Merger.  (a)  Upon the terms and subject to the
                    ----------
conditions set forth in this Agreement, and in accordance with the Oklahoma General Corporation Act (the "OGCA"), Merger Sub shall be merged with and into
                              ----
the Company at the Effective Time (as defined in Section 1.1(c)). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation") and
                                                     ---------------------
shall continue as a wholly owned subsidiary of Parent to be governed by the laws of the State of Oklahoma, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, franchises, restrictions, disabilities and duties, shall continue unaffected by the Merger except as set forth in this Agreement.

          (b)  The closing of the Merger (the "Closing") will take place at
                                               -------
10:00 a.m., local time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second
                     ------------
business day after the first date that all of the conditions set forth in
Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) have been satisfied or waived, unless another place, time or date is agreed to by the parties.

          (c) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file with the Secretary of State of the State of Oklahoma (the "Oklahoma Secretary of State")
                                                  ---------------------------
a certificate of merger (the "Oklahoma Certificate of Merger") in accordance
                              ------------------------------
with the OGCA and make all other filings or recordings required under the OGCA as are necessary or advisable to effect the Merger. The Merger shall become effective at the time of the filing of the Oklahoma Certificate of Merger with the Oklahoma Secretary of State in accordance with the OGCA or at such subsequent date or time as Parent and the Company shall agree and specify in the Oklahoma Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                --------------

          (d)  The Merger shall have the effects specified in the OGCA.

          (e) The certificate of incorporation and bylaws of the Company, each as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable law.

          (f) At the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation.

     SECTION 1.2.   Conversion of Shares.  (a) At the Effective Time, by virtue
                    --------------------
of the Merger and without any action on the part of the holder thereof:

               (i) each share of voting class A common stock, par value $0.10 per share, of the Company (the "Company Class A Stock") and each share of
                                     ---------------------
     the voting common stock, par value $0.10 per share, of the Company (the "Company Voting Stock" and, together with the Company Class A Stock, the
      --------------------
     "Company Common Stock") held by the Company as treasury stock or owned by
      --------------------
     Parent, or any Subsidiary (as defined below) of Parent or any Subsidiary of the Company immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

               (ii) each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

               (iii) each share of Company Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.2(a)(i), be converted into the right to receive 0.16 shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock"),
                                                       -------------------
     subject to adjustment as provided in Section 1.2(b) (the "Exchange Ratio").
                                                               --------------

          (b)  (i)    In the event that the consolidated net debt of the
Company, calculated as specified in Appendix I, as of the end of the last
                                    ----------
business day of the last full week immediately preceding the Closing Date (the "Closing Debt"), is greater than $75,250,000 (the "Target Debt"), the Exchange
 ------------                                      -----------
Ratio shall be adjusted to a number (rounded down to the nearest ten-thousandth) equal to the product of .16 multiplied by a fraction, (A) the numerator of which is the sum of (x) the product of $3.5536 and the Closing Outstanding Share Number (as defined below) and (y) the Target Debt, and (B) the denominator of which is the sum of (x) the product of $3.5536 and the Closing Outstanding Share Number and (y) the Closing Debt.

               (ii) In the event that the Closing Debt is greater than $90,000,000 (the "High Target Debt"), the Exchange Ratio shall be adjusted
                       ----------------
     to a number (rounded down to the nearest ten-thousandth) equal to the product of .1458 multiplied by a fraction, (A) the numerator of which is
     (x) the product of $3.2382 and the Closing Outstanding Share Number minus
     (y) the Closing Debt minus the High Target Debt, and (B) the denominator of which is the product of $3.2382 and the Closing Outstanding Share Number.

          (c) One business day prior to the Closing Date, the Company shall deliver to Parent (x) a certificate, executed by the Chief Financial Officer of the Company, certifying to Parent the Closing Debt, the amount of each of the items comprising the Closing Debt set forth on Appendix I, and such other
                                               ----------
information regarding the calculation of the Closing Debt as Parent shall reasonably request and (y) a certificate executed by the Company's stock transfer agent certifying the number of shares of Company Common Stock outstanding as of the close of business on the immediately preceding business day (the "Closing Outstanding Share Number").
          --------------------------------

          (d) All Parent Common Stock issued as provided in Section 1.2(a)(iii) shall be of the same class and shall have the same terms as the currently outstanding Parent Common Stock. The shares of Parent Common Stock to be received as consideration pursuant to the Merger with respect to shares of Company Common Stock (together with cash in lieu of fractional shares of Parent Common Stock as provided in Section 1.6) is referred to herein as the "Merger
                                                                       ------
Consideration."
-------------

          (e) From and after the Effective Time, all shares of Company Common Stock converted in accordance with Section 1.2(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the
------------
right to receive the Merger Consideration and any dividends payable pursuant to
Section 1.3(f). From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1.2(a)(ii).

     SECTION 1.3.   Surrender and Payment.  (a)  Prior to the Effective Time,
                    ---------------------
Parent shall appoint American Stock Transfer & Trust Co. or such other exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the
                                                 --------------
purpose of exchanging Certificates for the Merger Consideration. At the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of the Certificates for exchange in accordance with this Article I, certificates representing shares of Parent Common Stock issuable pursuant to this Article I upon surrender of the Certificates. Parent shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with this
Article I and to make payments in lieu of any fractional shares of Parent Common Stock in accordance with Section 1.6. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent.

          (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to promptly receive the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be issued to or registered in the name of a Person (as defined below) other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to such issuance or registration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or registration in the name of a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a
 ------
partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of Company Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) No dividends or other distributions with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section
1.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

          (g) The Exchange Agent shall invest any cash included in the Merger Consideration, as directed by Parent, on a daily basis; provided, however, that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to the Company's stockholders pursuant to the provisions of this Article I. Any interest and other income resulting from such investments shall be paid to Parent upon the six-month anniversary of the Effective Time.

     SECTION 1.4.   Stock Options and Equity Awards.
                    -------------------------------

          (a) At the Effective Time, each outstanding employee or director option to purchase shares of Company Common Stock (a "Company Stock Option")
                                                      --------------------
granted under the Company's plans or agreements pursuant to which Company Stock Options or other stock-based awards of the Company have been or may be granted (collectively, the "Company Stock Plans"), whether vested or not vested, shall
                    --------------------
be deemed assumed by Parent. At and after the Effective Time (1) each Company Stock Option then outstanding shall become an option (a "Parent Stock Option")
                                                         -------------------
to acquire the number (rounded down to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio (as adjusted pursuant to Section 1.2(b)), and (2) the exercise price per share of Parent Common Stock subject to any such Company Stock Option at and after the Effective Time shall be an amount (rounded down to the nearest one-hundredth of a cent) equal to (x) the exercise price per share of Company Common Stock subject to the applicable Company Stock Option prior to the Effective Time, divided by (y) the Exchange Ratio (as adjusted pursuant to Section 1.2(b)). Other than as provided above, as of and after the Effective Time, each Parent Stock Option shall be subject to the terms and conditions of the applicable Company Stock Option as in effect immediately prior to the Effective Time, but giving effect to the Merger.

          (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Stock Options.

          (c) On or as soon as practicable after the Effective Time, Parent shall file with the Securities and Exchange Commission (the "Commission") a
                                                             ----------
registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), with
                                                        --------------
respect to the Parent Common Stock subject to Parent Stock Options and shall use commercially reasonable efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

     SECTION 1.5.   Adjustments.  If at any time during the period between the
                    -----------
date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     SECTION 1.6.   Fractional Shares.  No fractional shares of Parent Common
                    -----------------
Stock shall be issued in the Merger, but in lieu thereof, each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.6, an amount of cash, without interest thereon (rounded to the nearest whole cent), equal to the product of (i) such fraction of a share of Parent Common Stock multiplied by (ii) the average of the closing price of one share of Parent Common Stock on The New York Stock Exchange, Inc. (the "NYSE") composite transaction reporting system as reported
                     ----
in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the ten trading-day period immediately preceding the Closing Date. The fractional shares of Parent Common Stock will be aggregated and no stockholder of the Company will be entitled to receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

     SECTION 1.7.   Withholding Rights.  Each of the Surviving Corporation and
                    ------------------
Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     SECTION 1.8.   Lost Certificates.  If any Certificate shall have been lost,
                    -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by that Person of a bond, in such reasonable amount as the Surviving Corporation may direct

(which shall not exceed amounts generally required by Parent from holders of Parent Common Stock under similar circumstances), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares represented by such Certificates as contemplated by this Article I.

     SECTION 1.9.   Shares Held by Company Affiliates.  Notwithstanding anything
                    ---------------------------------
to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 6.3) until the Person shall have delivered to Parent and the Company a duly executed letter as contemplated by Section 6.3.

     SECTION 1.10.  Appraisal Rights.  In accordance with Section 1091(B) of the
                    ----------------
OGCA, no appraisal rights shall be available to holders of shares of Company Class A Stock in connection with the Merger. Holders of Company Voting Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted those shares in favor of the approval and adoption of this Agreement, who shall have delivered a written demand for appraisal of those shares in accordance with the OGCA and who, as of the Effective Time, shall not have effectively withdrawn or lost this right to appraisal (the "Dissenting Shares") shall be entitled to those rights (but only
                -----------------
those rights) as are granted by Section 1091 of the OGCA. Each holder of Dissenting Shares who becomes entitled to payment for those Dissenting Shares pursuant to Section 1091 of the OGCA shall receive payment from the Surviving Corporation in accordance with the OGCA; provided, however, that (i) if any holder of Dissenting Shares shall have failed to establish their entitlement to appraisal rights as provided in Section 1091 of the OGCA, (ii) if any holder of Dissenting Shares shall have effectively withdrawn the holder's demand for appraisal of the holder's shares or lost the holder's right to appraisal and payment for the holder's shares under Section 1091 of the OGCA or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 1091 of the OGCA, the holder shall forfeit the right to appraisal of those Dissenting Shares and each Dissenting Share shall be exchanged pursuant to Section 1.2 of this Agreement. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Voting Stock, and Parent shall have the right to conduct all negotiations and proceedings with respect to those demands.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the corresponding sections of the Company's disclosure schedule, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company
                                      ---------------------------
hereby represents and warrants to Parent as follows:

     SECTION 2.1.   Organization and Good Standing; Organizational Documents.
                    --------------------------------------------------------
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of the Company's Subsidiaries (the "Company Subsidiaries") is a corporation or other business
                   --------------------
entity duly organized, validly existing and in
good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and the Company Subsidiaries is qualified or licensed to do business as a foreign corporation or other business entity, as applicable, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed will not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "Company Material Adverse
                                                     ------------------------
Effect" means any change, effect, circumstance or event that is or is reasonably
------
likely to (i) be materially adverse to the business, results of operations, assets or liabilities, financial condition or prospects of the Company and the Company Subsidiaries taken as a whole or (ii) materially adversely affect the ability of the Company to perform its obligations under this Agreement or timely consummate the transactions contemplated by this Agreement, other than any such change, effect, circumstance or event resulting from any changes in general economic, regulatory or political conditions. The Company and the Company Subsidiaries have all requisite corporate or similar organizational power and all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as they are now being conducted and necessary to own, operate and lease their properties and assets, except those licenses, authorizations, consents and approvals, the failure of which to possess will not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, a "Subsidiary" means, with respect to
                                              ----------
any corporation or other entity, any other corporation or other entity in which the first entity owns, directly or indirectly, more than fifty percent of the securities or other ownership interest having by their terms ordinary voting power to elect at least a majority of the board of directors or other Persons performing similar functions.

          (b) The Company has furnished or otherwise made available to Parent a complete and correct copy of the Company's Certificate of Incorporation and all amendments thereto, as currently in effect (the "Certificate of Incorporation")
                                                 ----------------------------
and Bylaws and all amendments thereto, as currently in effect (the "Bylaws").
                                                                    ------
The Certificate of Incorporation and Bylaws and all similar organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of the Certificate of Incorporation or Bylaws and, except as will not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company Subsidiaries is in violation of any similar organizational documents of such Company Subsidiary.

     SECTION 2.2.   Capitalization.  As of the date hereof, the authorized
                    --------------
capital stock of the Company consists of 20,000 shares of Company Voting Stock, 45,000,000 shares of Company Class A Stock and 4,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred
                                                       -----------------
Stock").  Of such authorized shares, as of the date hereof, there are issued and
-----
outstanding 602 shares of Company Voting Stock, 21,690,886 shares of Company Class A Stock and no shares of Company Preferred Stock. No shares of Company Common Stock or Company Preferred Stock are issued and held in the treasury of the Company and no other capital stock of the Company is issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable Law (as defined below). There are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions imposed by the Company upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of the Company and the Company Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), applicable state
                                               ------------
securities Laws, applicable corporate Law or the Certificate of Incorporation.

     SECTION 2.3.   Subsidiaries.  The Company does not own, directly or
                    ------------
indirectly, any capital stock or other proprietary interest in any company, association, trust, partnership, joint venture or other entity (other than the Company Subsidiaries). Each Company Subsidiary is, directly or indirectly, wholly owned by the Company and all of the capital stock and other interests of the Company Subsidiaries so held by the Company are owned by it, free and clear of any Lien (as defined below). All of the outstanding shares of capital stock in each of the Company Subsidiaries are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were issued free of preemptive rights in compliance with applicable corporate and securities laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Company Subsidiaries held by the Company and no equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. The term "Lien" means, with
                                                             ----
respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, other than liens for Taxes not yet due and payable in the ordinary course of business.

     SECTION 2.4.   Authorization; Binding Agreement.  (a)  The Company has all
                    --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Voting Agreements, the execution and delivery of this Agreement and the Voting Agreements and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Merger, have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Voting Agreements or to consummate the transactions contemplated hereby and thereby (other than the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company in accordance with the OGCA and the Certificate of Incorporation and Bylaws and the filing of the Oklahoma Certificate of Merger in accordance with the OGCA). This Agreement and the Voting Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of (i) this Agreement by Parent and Merger Sub and (ii) the Voting Agreements by

Parent and the other parties thereto, constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

          (b) The affirmative vote of the holders of a majority of the Company Common Stock entitled to vote at a duly called meeting of stockholders at which a quorum is present is the only vote of the holders of any class or series of capital stock of the Company required to approve the Merger and this Agreement. No other vote of the stockholders or directors of the Company or any of the Company Subsidiaries is required by law, the Certificate of Incorporation or Bylaws or the organizational documents of any of the Company Subsidiaries or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

          (c) As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby are advisable and are fair to and in the best interests of the Company and has approved the same and (ii) resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated herein.

          (d) The Company's rights agreement, dated February 3, 1987, between the Company and the Liberty National Bank & Trust Co. of Oklahoma City, as rights agent, has expired and no shareholder rights plan or any similar plan or instrument with respect to the Company is in effect.

     SECTION 2.5.   Governmental Approvals.  No consent, approval, waiver or
                    ----------------------
authorization of, notice to or declaration or filing (collectively, a "Consent")
                                                                       -------
with any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization (each a "Governmental
                                                         ------------
Authority") on the part of the Company or any of the Company Subsidiaries is
---------
required in connection with the execution or delivery by the Company of this Agreement and the Voting Agreements or the consummation by the Company of the transactions contemplated hereby and thereby other than (i) the filing of the Oklahoma Certificate of Merger with the Oklahoma Secretary of State in accordance with the OGCA, (ii) filings with the Commission and the NYSE, (iii) Consents from or with Governmental Authorities set forth in Schedule 2.5 of the Company Disclosure Schedule, (iv) Consents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (v) any filings required or
                             -------
approvals necessary pursuant to any state securities or "blue sky" laws.

     SECTION 2.6.   No Violations.  The execution and delivery of this Agreement
                    -------------
and the Voting Agreements, the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or the organizational documents of any of the Company Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of the performance required) under any of the terms, conditions or provisions of any Material Contract (as defined below) or other material obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of the Company or any Company Subsidiary, or (iv) assuming compliance with the matters referred to in Section 2.5 and subject to the receipt of the Company Stockholder Approval (as defined below), conflict with or violate any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which the Company or any
                         ---
Company Subsidiary or its or any of their respective assets are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which will not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.7.   Company Securities Filings. As of their respective dates, or
                    --------------------------
as of the date of the last amendment thereof, if amended after filing, none of the Company Securities Filings (as defined below) (including all schedules and exhibits thereto and documents incorporated by reference therein) filed prior to or on the date hereof, contained or, as to Company Securities Filings filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Company Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Company Securities Filings subsequent to the date hereof, will comply with the Exchange Act, the Securities Act or other applicable Law, except for those failures to timely file or comply which will not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Securities Filings"
                                                  --------------------------
means: (i) the Company's Annual Reports on Form 10-K, as amended, for the years ended December 31, 1999 and 2000, as filed with the Commission; (ii) the Company's proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since January 1, 2000, as filed with the Commission; and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the Commission since January 1, 2000, together with those reports or other documents of the type described in clauses (i) through (iii) above, subsequently filed or required to be filed with the Commission.

     SECTION 2.8.   Litigation; Liabilities.  (a) There is no action, cause of
                    -----------------------
action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of the Company, threatened
            ----------
against the Company or any Company Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan (as defined below) of the Company or any Company Subsidiary or otherwise relating to the Company or any Company Subsidiary or the securities of any of them, or any properties or rights of the Company or any Company Subsidiary or any Benefit Plan of the

Company or any Company Subsidiary, except as will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) Except for those liabilities disclosed in the financial statements contained in the Company Securities Filings (or incorporated therein by reference), neither the Company nor any of the Company Subsidiaries has or is subject to any liabilities (absolute, accrued, contingent or otherwise), except liabilities or obligations incurred in the ordinary course of business consistent with past practice which will not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.9.   Financial Statements.  Each of the consolidated balance
                    --------------------
sheets of the Company (including all related notes) included in the financial statements contained in the Company Securities Filings (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated, and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in common stock and other capital of the Company (including all related notes) included in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of the Company for the respective periods indicated, in each case in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except
  ----
for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the Commission, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required by Form 10-Q under the Exchange Act. The financial statements included in the Company Securities Filings are in all material respects in accordance with the books and records of the Company and the Company Subsidiaries.

     SECTION 2.10.  Absence of Certain Changes.  Since March 31, 2001, there has
                    --------------------------
not been: (i) any event, occurrence, fact, condition, change, development or effect (an "Event") that has had, individually or in the aggregate, a Company
            -----
Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to the Company or any Company Subsidiary wholly owned by the Company) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company or any Company Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of the Company or any Company Subsidiary (except to the Company or any Company Subsidiary wholly owned by the Company); (iv) any acquisition or disposition by the Company or any Company Subsidiary (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person or business; or (v) any material change by the Company to its accounting policies, practices, or methods.

     SECTION 2.11.  Related Party Transactions.  Since December 31, 2000, the
                    --------------------------
Company has not entered into any relationship or transaction of a sort that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Act.

     SECTION 2.12.  Compliance with Laws; Permits.  (a)  Neither the Company nor
                    -----------------------------
any of the Company Subsidiaries is in conflict with, or in default or violation of, any Law in any jurisdiction, foreign or domestic, applicable to the Company or any of the Company Subsidiaries or by which its or any of their respective assets or properties is bound or affected, except for such conflicts, defaults or violations which will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) The Company and the Company Subsidiaries hold all permits, licenses, easements, rights-of-way, variances, exemptions, consents, certificates, orders and approvals (collectively, the "Company Permits"), except
                                                       ---------------
where the failure to hold such Company Permits will not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply, individually or in the aggregate, will not have a Company Material Adverse Effect.

          (c) None of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

     SECTION 2.13.  Finders and Investment Bankers.  Neither the Company nor the
                    ------------------------------
Company Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Credit Suisse First Boston Corporation, accurate and complete copies of which have been provided to Parent.

     SECTION 2.14.  Material Contracts.  (a)  Neither the Company nor any
                    ------------------
Company Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to an Annual Report on Form 10-K (each a "Material Contract") that has not been
                                    -----------------
described in or filed by the Company in a Company Securities Filing.

          (b) Schedule 2.14(b) sets forth a true and complete list of the following, true and complete copies of which have been provided or made available to Parent:

               (i) all contracts or agreements involving amounts in excess of $100,000 (other than purchase and sales orders in the ordinary course of business);

               (ii) all contracts, agreements or other instruments related to any Significant Transaction (as defined below) pursuant to which the Company or any Company Subsidiary has any obligations (whether absolute, accrued, asserted, unasserted or contingent or otherwise, and whether pursuant to any earn-out or post-closing adjustment) to issue any shares of capital stock or other securities of the Company or any securities of any Company Subsidiary or deliver any other consideration as part of any such Significant Transaction. For purposes of this Agreement, "Significant
                                                               -----------
     Transaction" shall mean any acquisition or disposition of
     -----------
     any business, limited liability company, association or other business organization or division thereof or any material partnership interest or material joint venture interest or any material assets or properties other than in the ordinary course of business; and

               (iii) each employment contract, consulting agreement, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary otherwise is bound with any management employee of the Company or any Company Subsidiary.

          (c)  (i)    Each contract or agreement disclosed or required to be
disclosed in Schedule 2.14 of the Company Disclosure Schedule and each Material Contract (collectively, the "Significant Contracts") is in full force and effect
                             ---------------------
and constitutes a legal, valid, binding and enforceable obligation of the Company and each Company Subsidiary to the extent any such entity is a party thereto and, to the knowledge of the Company, each other party thereto, except as the enforceability thereof (with respect to each other party thereto) may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (ii) No Consent of any person is needed in order that each such Significant Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated herein, except for Consents the absence of which will not, individually or in the aggregate, have a Company Material Adverse Effect.

               (iii) Neither the Company nor any Company Subsidiary is in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any such Significant Contract; nor to the Company's knowledge is any other party to any such Significant Contract in violation or breach of or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such violation or default under) any such Significant Contract, in each case where such violation or breach, individually or in the aggregate, has a Company Material Adverse Effect.

     SECTION 2.15.  Employee Benefit Plans.  (a) Schedule 2.15 of the Company
                    ----------------------
Disclosure Schedule sets forth a complete list of all material "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, pension, profit sharing, deferred
                          -----
compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other material employee benefit plans, programs, arrangements or agreements currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers, directors or independent contractors of the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has any liability (collectively, the "Benefit Plans"). The Company
                    -------------
has delivered or made available to Parent true, complete and correct copies of each Benefit Plan.

          (b) Each Benefit Plan has been administered in accordance with its terms and in compliance with the applicable provisions of ERISA (including, without limitation, the making of all contributions and payments), the Code, and other applicable law, except where the failure to so administer or comply will not, individually or in the aggregate, have a Company Material Adverse Effect. All Benefit Plans intended to be qualified under Section 401(a) of the Code are so qualified and have been the subject of favorable determination letters from the Internal Revenue Service (the "IRS"), and, to the knowledge of the Company,
                                   ---
no circumstances exist that could result in the loss of such qualified status.

          (c) Neither the Company nor any Company Subsidiary, nor any current or former Company ERISA Affiliate, has incurred any material liability under Title IV of ERISA or Section 412 of the Code that will have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, a "Company ERISA Affiliate" is a person or entity that is considered
              -----------------------
one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code. No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and no Benefit Plan is a "multi-employer plan" (as defined in Section 3(37) of ERISA).

          (d) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(l) of ERISA), (i) no such Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by statute or (B) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code, and (ii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without liability, except as will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (e) There is no pending or, to the Company's knowledge, threatened litigation relating to employment, termination of employment, compensation or employee benefits involving the Company or any Company Subsidiary which, if determined adversely to the Company or any Company Subsidiary, will, individually or in the aggregate, have a Company Material Adverse Effect.

          (f) In the event that any individual is classified by the Company or any Company Subsidiary as a non-employee (such as an independent contractor, leased employee, consultant or special consultant) and is later reclassified as an employee upon governmental or judicial review, notwithstanding such reclassification, no such individual shall be eligible to participate in any Benefit Plan, except where such eligibility will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any Company Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to cause any such Benefit Plan to be amended or terminated (or which would result in any materially adverse consequence for so doing). No payment or benefit that will or may be made by the Company, Parent, or any of their respective subsidiaries or affiliates with respect to any employee of the Company or any Company Subsidiary under any Benefit Plan in connection with the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will not be deductible by reason of Section 162(m) of the Code.

          (h) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement covering any current or former employees of either of them. There are no union organizational efforts pending or, to the Company's knowledge, threatened involving any employees of the Company or any Company Subsidiary.

     SECTION 2.16.  Taxes and Returns.  (a)  (i)  All Tax Returns (as defined
                    -----------------
below) required to be filed by or on behalf of the Company, each of the Company Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of the Company Subsidiaries is or has been a member (a "Company Group") have been timely filed in the manner prescribed by law, and all
 -------------
such Tax Returns are true, complete and accurate except to the extent any failures to file or failures to be true, correct or accurate will not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) all Taxes (as defined below) due and owing by the Company, any Company Subsidiary or any Company Group (whether or not shown on a Tax Return) have been timely paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve will not, individually or in the aggregate, have a Company Material Adverse Effect; (iii) there are no claims or assessments presently pending against the Company, any Company Subsidiary or any Company Group, for any alleged Tax deficiency, and the Company has no knowledge of any threatened claims or assessments against the Company, any Company Subsidiary or any Company Group for any alleged Tax deficiency, which in either case if upheld will, individually or in the aggregate, have a Company Material Adverse Effect;
(iv) to the knowledge of the Company, no issues have been raised in any audit or tax examination of the Company, any of the Company Subsidiaries or any Company Group which, if determined adversely, will, individually or in the aggregate, have a Company Material Adverse Effect; (v) there are no Liens for Taxes on any asset of the Company or any Company Subsidiary, except for Liens for Taxes not yet due and payable and Liens for Taxes that will not, individually or in the aggregate, have a Company Material Adverse Effect; and (vi) the Company and each of the Company Subsidiaries has complied in all respects with all rules and regulations relating to the withholding of Taxes (including, without limitation, employee-related Taxes), except for failures to comply that will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) (i) to the Company's knowledge, no taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax Returns has made a claim, assertion or threat that the Company or any Company Subsidiary is or may be subject to Tax in such jurisdiction and (ii) neither the Company nor any Company Subsidiary has agreed to any adjustment under Section 481(a) of the Code (or analogous provisions of state, local or foreign law), as a result of a change of accounting method or otherwise, or has disposed of any assets under the installment method pursuant to Section 453 of the Code, in each case under this clause (ii) which would require the inclusion of a material amount in income after the Effective Date.

          (c) The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries (including, without limitation, any Company Group) have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1996.

     For purposes of this Agreement, (i) "Tax" or "Taxes" means all taxes,
                                          ---      -----
levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, any liability for taxes, levies or other like assessments, charges or fees of another person pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous provision of applicable law or otherwise (including, without limitation, as a transferee or under a tax sharing or other agreement) and such term shall include any interest, penalties or additions to tax attributable to such taxes, levies or other like assessments, charges or fees and (ii) "Tax
                                                                        ---
Return" means any report, return, statement, declaration or other written
------
information required to be supplied to a taxing or other Governmental Authority in connection with Taxes.

     SECTION 2.17.  Takeover Statutes.  No "business combination," "fair price,"
                    -----------------
"moratorium," "control share acquisition," "interested stockholder" or other similar antitakeover statute or regulation enacted under Oklahoma or federal laws in the United States, including, without limitation, Sections 1090.3, and 1145 to 1155, inclusive, of the OGCA (each a "Takeover Statute") applicable to
                                              ----------------
the Company or any of the Company Subsidiaries is applicable to the Merger, this Agreement, the Voting Agreement or the transactions contemplated hereby and thereby.

     SECTION 2.18.  Intellectual Property.  Except to the extent that would not,
                    ---------------------
individually or in the aggregate, have a Company Material Adverse Effect: (a) in each jurisdiction in which the Company has conducted, conducts or proposes to conduct its business, the Company and each of the Company Subsidiaries either
(1) is the sole and exclusive owner of, with all right, title and interest in and to, each item of Company Intellectual Property (as defined below) free and clear of any Liens, or (2) has a valid and enforceable license to use each item of Company Intellectual Property free and clear of any Liens (and, for each of
(a)(1) or (a)(2), the consummation of the transactions contemplated hereby will not alter or impair any such rights); (b) the use of any Company Intellectual Property by the Company or any of the Company Subsidiaries for the conduct of the business of the Company and the Company Subsidiaries as they have been, are, and as they are presently proposed to be conducted does not infringe on, interfere with, misappropriate or otherwise violate or come into conflict with the rights of any Person and is in accordance with, and does not breach, any applicable license pursuant to which the Company or any Company Subsidiary acquired the right to use any Company Intellectual Property, and the Company or any Company Subsidiary has not received any charge, complaint, claim, demand, or notice ("Claim") so alleging (including any claim that the Company or any of the
         -----
Company Subsidiaries must license or refrain from using any Intellectual Property of any other Person); (c) to the knowledge of the Company, no Person is challenging, infringing on, interfering with, misappropriating or otherwise violating or coming into conflict with any right of the Company or any of the Company Subsidiaries with respect to any Company Intellectual Property; (d) the Company and the Company Subsidiaries have taken reasonable actions to maintain and protect the Company Intellectual Property and, to the knowledge of the Company, no Company Intellectual Property is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property; (e) the Company is not aware of any Claim that any item of Company Intellectual Property is invalid nor is the Company aware of any facts that any item of Company Intellectual Property is invalid; (f) the Company and the Company Subsidiaries have taken reasonable precautions to protect the secrecy, confidentiality, and value of their trade secrets, and have entered into confidential information/non-disclosure agreements with each of its present and former employees and independent contractors who have contributed to or participated in the conception and development of the Company Intellectual Property; (g) the Company Intellectual Property is all the Intellectual Property that is necessary for the conduct of the businesses of the Company and the Company Subsidiaries as they have been, are, and are presently proposed to be conducted; (h) all present and former employees and independent contractors who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company or any of the Company Subsidiaries have executed enforceable and appropriate instruments of assignment (including work for hire agreements with respect to any copyrights) in favor of the Company or one of the Company Subsidiaries in accordance with applicable Law, that have conveyed to the Company or one of the Company Subsidiaries full, effective, exclusive and original ownership in and to all Company Intellectual Property arising from the efforts of such personnel, including the right to require the applicant of any item of Company Intellectual Property which is an application, to transfer ownership to the Company or one of the Company Subsidiaries one it issues; and (i) the Company and the Company Subsidiaries do not and will not need, in order to conduct their businesses as they have been, are, or are presently proposed to be conducted, to utilize any inventions of any of its employees, former employees (or persons it currently intends to hire) made while not employed by the Company or the Company Subsidiaries and the rights to which have not been fully assigned to the Company or the Company Subsidiaries.

     For purposes of this Agreement, "Intellectual Property" shall mean all (i)
                                      ---------------------
trademarks, service marks, brand names, trade dress, trade names, domain names, and other indications of origin, all goodwill associated with the foregoing and registrations and applications in connection with the foregoing in any jurisdiction, including any extension, modification or renewal of any such registration or application; (ii) inventions, discoveries and ideas, whether patentable or not and whether or not reduced to practice and all improvements thereon, in any jurisdiction; (iii) patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part, and renewal applications), and any renewals, extensions, revisions, reexaminations or reissues thereof, in any jurisdiction; (iv) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (v) writings and other works, whether copyrightable or not, in any jurisdiction; (vi) copyrights and all registrations, applications and any renewals thereof; (vii) any other intellectual property or proprietary rights; (viii) all computer software (including data and related documentation); (ix) all copies and tangible embodiments of the foregoing categories of intellectual property (in whatever form or medium); (x) all licenses, sublicenses, agreements, or permissions related to any of the foregoing categories of intellectual property; and (xi) any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing. For the purposes of this Agreement, "Company Intellectual Property"
                                                -----------------------------
shall mean all Intellectual Property which is used or has been used in connection with the businesses of the Company or any of the Company Subsidiaries.

     SECTION 2.19.    Environmental Matters. (a) Except as will not,
                      ---------------------
individually or in the aggregate, have a Company Material Adverse Effect:

               (i) The Company and the Company Subsidiaries (a) are, and at all times have been, in compliance with all applicable Environmental Laws (as defined below), and (b) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental
                                                          -------------
     Permits"), and have made all appropriate filings for issuance or renewal of
     -------
     such Environmental Permits.

               (ii) There is no contamination of, and there have been no releases or, to the Company's knowledge, threatened releases of Hazardous Materials (as defined below) at the Facilities (as defined below) or any real property formerly owned, leased or operated by the Company or any of the Company Subsidiaries (or any predecessor of the Company or any of the Company Subsidiaries).

               (iii) There are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans that may (a) interfere with or prevent continued compliance by the Company or any of the Company Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (b) to the Company's knowledge, give rise to any liability or other obligation under any Environmental Laws.

               (iv) Neither the Facilities, nor any property formerly owned, leased, or operated by the Company or any of the Company Subsidiaries, nor, to the Company's knowledge, any site at or to which the Company or any of the Company Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Materials, has been listed on, or, to the Company's knowledge, proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System list, or any comparable state list of properties to be investigated and/or remediated, nor has such disposal, transportation or arrangement been conducted in violation of Environmental Law.

          (b) There are no claims, notices (including, without limitation, notices that the Company or any of the Company Subsidiaries or any predecessor of the Company or any of the Company Subsidiaries or any person whose liability has been retained or assumed contractually by the Company or any of the Company Subsidiaries is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Materials or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Materials), civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened that are based on or related to any Environmental Matters relating to the business of the Company or any of the Company Subsidiaries.

          (c) Except as set forth in Schedule 2.19(c), there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on, or about, under or within any Facilities. Schedule 2.19(c) also lists all underground or aboveground storage tanks, incinerators or surface impoundments that were removed by or at the direction of the Company or any predecessor entity from any Facilities for the greater of (i) ten years and (ii) for so long as the Company or any predecessor entity or any of their affiliates have occupied such Facilities.

          (d) The Company has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any of the Company Subsidiaries pertaining to Environmental Matters (as defined below).

          (e) For the purposes of this Section, the following terms shall have the meanings indicated:

     "Environmental Laws" means any foreign, federal, state or local law,
      ------------------
statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

     "Environmental Matter" means any matter arising out of, relating to, or
      --------------------
resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Materials into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Materials.

     "Facilities" means all real property owned, leased, or operated by the
      ----------
Company or any of its Subsidiaries and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of the Company or any of its Subsidiaries.

     "Hazardous Materials" means any pollutants, contaminants, toxic or
      -------------------
hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACMs"), building
                                                                ----
construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-
                                                               ----
containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

     SECTION 2.20.  Property.  (a) Schedule 2.20 sets forth a list of all real
                    --------
property owned, leased, or occupied by the Company and the Company Subsidiaries as of the date hereof.

          (b) The Company and the Company Subsidiaries have good and marketable title to all of the assets and properties which they purport to own (including those reflected in the financial statements contained in the Company Securities Filings (or incorporated therein by reference), except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of such financial statements), in each case, free and clear of all Liens.

          (c)  As to each parcel of real property owned in fee (the "Owned
                                                                     -----
Property"),
--------

                    (1) The Company and the Company Subsidiaries have good and marketable fee title subject only to such easements, restrictions, reservations or other exceptions to title that do not and will not individually or in the aggregate (x) prevent, materially restrict or otherwise materially adversely affect the use of an Owned Property as is necessary for the conduct of the businesses of the Company or any Company Subsidiary as they have been or presently are proposed to be conducted or (y) pose a threat or forfeiture or reversion of title to any of the Owned Properties.

                    (2) There are no Liens of record or inchoate against any of the Owned Properties except for Liens for taxes not yet due and payable and those liens listed on Schedule 2.20(b).

                    (3) None of the Owned Properties is subject to any mortgages, deeds of trust or other security instruments of a similar nature except as set forth on Schedule 2.20(b).

                    (4) There are no options, rights of first refusal or first offer or contracts of sale affecting the Owned Properties.

                    (5) The Owned Properties are not in violation of applicable Laws that would materially adversely affect the use of an Owned Property nor has the Company or any Company Subsidiary received any notice of a violation of any Law relating to the Owned Properties.

                    (6) There is no pending and, to the knowledge of the Company and the Company Subsidiaries, no threatened condemnation of all or any portion of an Owned Property.

                    (7) All existing utilities required for the use, operation and maintenance of the Owned Properties are adequate for such current use, operation and maintenance.

                    (8) The Company or the Company Subsidiaries is in possession of the Owned Properties and there are no leases, tenancies or other occupancies affecting the Owned Properties.

                    (9) To the knowledge of the Company and the Company Subsidiaries, there are no material latent defects or material adverse physical conditions affecting the improvements located on the Owned Properties.

                    (10) The Company and/or the Company Subsidiaries have rights of egress and access to the Owned Properties necessary for the conduct of the business thereon.

          (d) As to the real property leased by the Company or the Company Subsidiaries (the "Leased Properties"):
                   -----------------

                    (1) The Company and/or the Company Subsidiaries have valid and subsisting leasehold estates in the Leased Properties.

                    (2) There is no notice of termination or notice of default that has been received from the lessor of a Leased Property, and no event has occurred which, with notice and lapse of time, would constitute a default under any lease of the Leased Properties.

                    (3) The Company and/or the Company Subsidiaries have not assigned, transferred, conveyed, mortgaged or encumbered any interest in the Leased Properties.

                    (4) The Leased Properties have all required governmental approvals (including licenses and permits ) required in connection with the operation and maintenance thereof and have been operated and maintained in accordance with applicable Laws.

                    (5) The Leased Properties are supplied with utilities and other services necessary for the operation and maintenance thereof.

                    (6) There are rights of access for egress and ingress to each of the Leased Properties necessary for the conduct of business thereat.

                    (7) The Company and/or the Company Subsidiaries are in possession of each of the Leased Properties.

                    (8) To the knowledge of the Company and the Company Subsidiaries, there are no material latent defects or material adverse physical conditions affecting the improvements located on the Leased Properties.

                    (9) The Leased Properties are not in violation of applicable Laws that would materially adversely affect the use of a Leased Property nor has the Company or the Company Subsidiaries received any notice of a violation of any Law relating to the Leased Properties.

          (e) All property and assets owned or utilized by the Company and the Company Subsidiaries are in satisfactory operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Company and the Company Subsidiaries as presently, or proposed to be, conducted. All buildings, plants and other structures owned or otherwise utilized by the Company and the Company Subsidiaries are in good condition and repair (except for ordinary wear and tear).

     SECTION 2.21.  Fairness Opinion.  The Board of Directors of the Company
                    ----------------
received from Credit Suisse First Boston Corporation an opinion to the effect that the Merger Consideration is fair to the holders of the shares of Company Common Stock from a financial point of view.

     SECTION 2.22.  Labor Relations.  (a) There is no charge pending or, to the
                    ---------------
knowledge of the Company, threatened against the Company or any Company Subsidiary alleging, with respect to any employee or employees of the Company or any Company Subsidiary, any violation of any statute or regulation relating to employment and employment practices, or any violation of any collective bargaining agreement, any unlawful discrimination in employment practices or any unfair labor practices before any court, agency, or other judicial or arbitral body, except for any such violations that will not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) There are no union organizational efforts, labor strikes, disputes, slow-downs or work stoppages actually pending or, to the Company's knowledge, threatened against the Company or any Company Subsidiary.

          (c) No employees of the Company or any Company Subsidiary are covered by any collective bargaining agreement, and no collective bargaining agreement or other labor union agreement or agreement with organized labor for employees of the Company or any Company Subsidiary is currently being negotiated or pending negotiation.

          (d) There has been no concerted work stoppage with respect to the business activities of the Company or any Company Subsidiary during the last three years.

          (e) There is no complaint against the Company issued by or pending before the National Labor Relations Board, except for any such complaint that will not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 2.23.  Insurance.  The Company and the Company Subsidiaries
                    ---------
maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are, to the Company's knowledge, consistent with industry practice. A complete list of all material insurance policies is set forth on Schedule 2.23. The Company is not liable, nor will it become liable, for any retroactive premium adjustment not reflected in the financial statements contained in the Company Securities Filings or otherwise provided for as set forth on Schedule 2.23. All policies are valid and enforceable and in full force and effect (except as the enforceability of any such policy may be limited by the insurer's bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles), all premiums owing in respect thereof have been timely paid, and the Company has not received any notice of premium increase or cancellation with respect to any of its insurance policies or bonds. Except for any matters which will not, individually or in the aggregate, have a Company Material Adverse Effect, there are no claims pending as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed. Within the last three years, the Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

     SECTION 2.24.  Major Customers and Suppliers.  (a)  Schedule 2.24(a) sets
                    -----------------------------
forth a list of the ten largest customers of the Company for each of the fiscal years ended December 31, 1999 and 2000 (determined on the basis of the total dollar amount of net revenues) showing the dollar amount of net revenues from each such customer during each such year. To the knowledge of the Company, no customer of the Company identified pursuant to the preceding sentence has advised the Company orally or in writing prior to or as of the date of this Agreement that it (i) is terminating or considering terminating its business with the Company or (ii) is planning to reduce its aggregate future spending with the Company or any of its Subsidiaries in any material manner.

          (b) Schedule 2.24(b) sets forth a list of the ten largest suppliers of the Company in terms of dollar volume during the fiscal years ended December 31, 1999 and 2000.

     SECTION 2.25.  Tax Treatment.  Neither the Company nor any of the Company
                    -------------
Subsidiaries has taken or agreed to take any action or failed to take any action, nor, to the knowledge of the Company, has any other Person taken or agreed to take any action or failed to take any action, nor is the Company or any of the Company Subsidiaries aware of any facts or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368 of the Code.

     SECTION 2.26.  Voting Agreements.  The Company has entered into the Voting
                    -----------------
Agreements and such agreements are in full force and effect.

     SECTION 2.27.  Miscellaneous Agreement.  The Company has entered into the
                    -----------------------
Miscellaneous Agreement and such agreements are in full force and effect.

     SECTION 2.28.  Conflicts of Interest.  No officer, director, or employee of
                    ---------------------
the Company or the Company Subsidiaries has or, to the knowledge of the Company, claims to have (i) any interest in the property, real or personal, tangible or intangible, including, without limitation, intangibles, licenses, inventions, technology, processes, designs, computer programs, know-how and formulae used in the business of the Company or the Company Subsidiaries or (ii) any contract, commitment or arrangement with the Company or any Company Subsidiary not generally available to all employees.

     SECTION 2.29.  Accounts Receivable; Inventory.  (a) All accounts receivable
                    ------------------------------
of the Company and the Company Subsidiaries are bona fide accounts receivable and represent sales actually made in the ordinary course of business and have been or, to the Company's knowledge, shall be fully collected when due without resort to litigation and without defense, offset or counterclaim, in the aggregate face amounts thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with prior practice as reflected on the financial statements contained in the Company Securities Filings (or incorporated therein by reference). To the knowledge of the Company, there has not been any material change in the collectability of accounts receivable of the Company and the Company Subsidiaries since the date of such financial statements.

          (b) The inventory (including raw materials, work-in-progress and finished goods) of the Company and the Company Subsidiaries is merchantable and of a quality suitable and usable in the ordinary course of business consistent with past practices, of the Company and the Company Subsidiaries in all material respects, except for obsolete, damaged, defective or otherwise unsalable items as to which a adequate provision has been made on the books of the Company and the Company Subsidiaries. The value of all inventory items, including finished goods, work-in-process and raw materials, has been recorded on the books of the Company and the Company Subsidiaries in accordance with GAAP and fairly reflect the value thereof. The Company and the Company Subsidiaries have a sufficient quantity of each type of such inventory and supplies in order to meet the reasonably foreseeable requirements of the operations of the business of the Company and the Company Subsidiaries.

     SECTION 2.30.  Products Liability.  (a)  Schedule 2.30 sets forth a list,
                    ------------------
as of the date hereof, of all the Company's or any Company Subsidiary's pending and, to the knowledge of the Company, threatened product liability litigation and claims.

          (b) The product liability claims presently pending against the Company and the Company Subsidiaries do not present loss contingencies, which, in the aggregate, are inconsistent with the loss contingency experience of the Company and the Company Subsidiaries. To the knowledge of the Company, there are no facts that indicate that the reserves for product liability claims of the Company and the Company Subsidiaries reflected in the financial statements contained in the Company Securities Filings (or incorporated therein by reference) are or may be understated. Neither punitive damages nor any other special damages have been assessed against the Company or any Company Subsidiary in any product liability action since January 1, 1990 or, to the knowledge of the Company, at any time on or prior to such date.

     SECTION 2.31.  Ancillary Agreements.  The Company has entered into the
                    --------------------
Swisher Non-Compete Agreement and the Severance Agreement, and such agreements are in full force and effect.

     SECTION 2.32.  Accuracy of Information; Full Disclosure.  No representation
                    ----------------------------------------
or warranty of the Company or the Company Subsidiaries contained in this Agreement, the Voting Agreements or in the Company Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not materially false or misleading. To the knowledge of the Company, there is no fact that has not been disclosed to Parent that has or could have a Company Material Adverse Effect, or that could reasonably be expected to impair the ability of the Company or Parent to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PARENT

     The Parent hereby represents and warrants to the Company as follows:

     SECTION 3.1.   Organization and Good Standing.  Parent and Merger Sub are
                    ------------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Oklahoma, respectively. Each of Parent's Subsidiaries (the "Parent Subsidiaries") is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Parent and the Parent Subsidiaries is qualified or licensed to do business as a foreign corporation or other business entity, as applicable, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed will not, individually or in the aggregate, have a Parent Material Adverse Effect. As used in this Agreement, the term "Parent Material Adverse Effect" means any change, effect, circumstance or event that is or is reasonably likely to (i) be materially adverse to the business, results of operations, assets or liabilities, or financial condition or prospects of Parent and the Parent Subsidiaries taken as a whole or (ii) materially adversely affect the ability of Parent and Merger Sub to perform their obligations under this Agreement or timely consummate the transactions contemplated by this Agreement, other than any such change, effect, circumstance or event resulting from changes in general economic, regulatory or political conditions.

     SECTION 3.2.   Capitalization.  As of the date hereof, the authorized
                    --------------
capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share, of Parent (the "Parent Preferred Stock"). Of such authorized shares, as of the date
      ----------------------
hereof, there are issued and outstanding 28,813,653 shares of Parent Common Stock and no shares of Parent Preferred Stock. No shares of Parent Common

Stock or Parent Preferred Stock are issued and held in the treasury of Parent and no other capital stock of Parent is issued or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable Law. There are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of Parent, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions imposed by Parent upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Parent or the ownership thereof other than those imposed by the Securities Act, the Exchange Act, applicable state securities Laws, applicable corporate Law or the certificate of incorporation of Parent.

     SECTION 3.3.     Authorization; Binding Agreement.  Parent and Merger Sub
                    --------------------------------
each have all requisite corporate power and authority to execute and deliver this Agreement and the Voting Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Voting Agreements, the execution and delivery of this Agreement and the Voting Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the Voting Agreements or to consummate the transactions contemplated hereby and thereby other than the filing and recordation of appropriate merger documents as required by the OGCA. This Agreement and the Voting Agreements have been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of (i) this Agreement by the Company and (ii) the Voting Agreements by the Company and the other parties thereto, constitute the legal, valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

     SECTION 3.4.   Governmental Approvals.  No Consent from or with any
                    ----------------------
Governmental Authority on the part of Parent or Merger Sub is required in connection with the execution or delivery by each of Parent and Merger Sub of this Agreement and the Voting Agreements or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby other than
(i) the filing of the Oklahoma Certificate of Merger with the Oklahoma Secretary of State in accordance with the OGCA, (ii) filings with the Commission, the NYSE and state securities laws administrators, (iii) Consents under the HSR Act, and
(iv) those Consents that, if they were not obtained or made, will not have a Parent Material Adverse Effect.

     SECTION 3.5.   No Violations.  The execution and delivery of this Agreement
                    -------------
and the Voting Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by each of Parent and Merger Sub with any of the provisions hereof and thereof will not (i) conflict with or result in any breach of any provision of the certificates of incorporation or bylaws of Parent or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any material obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any Lien upon any of the assets of Parent or any Parent Subsidiary, or (iv) assuming compliance with the matters referred to in Section 3.3 and subject to the receipt of the Company Stockholder Approval (as defined below), conflict with or violate any applicable provision of any Law currently in effect to which Parent or any Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which will not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 3.6.   Parent Securities Filings.  As of their respective dates, or
                    -------------------------
as of the date of the last amendment thereof, if amended after filing, none of the Parent Securities Filings (as defined below) (including all schedules and exhibits thereto and documents incorporated by reference therein), filed prior to or on the date hereof contained or, as to Parent Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Parent Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Parent Securities Filings subsequent to the date hereof, will comply with the Exchange Act, the Securities Act or other applicable Law, except for those failures to timely file or comply which will not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "Parent Securities Filings" means: (i)
                                    -------------------------
Parent's Annual Reports on Form 10-K, as amended, for the years ended December 31, 1999 and 2000, as filed with the Commission; (ii) Parent's proxy statements relating to all of the meetings of stockholders (whether annual or special) of Parent since January 1, 2000, as filed with the Commission; and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the Commission since January 1, 2000, together with those reports or other documents of the type described in clauses (i) though (iii) above, subsequently filed or required to be filed with the Commission.

     SECTION 3.7.   Tax Treatment.  Neither Parent nor any Parent Subsidiary has
                    -------------
taken or agreed to take any action or failed to take any action, nor, to the knowledge of Parent, has any other Person taken or agreed to take any action or failed to take any action, nor is Parent aware of any facts or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     SECTION 3.8.   Financial Statements.  Each of the consolidated balance
                    --------------------
sheets of Parent (including all related notes) included in the financial statements contained in the Parent Securities Filings (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position of Parent as of the dates indicated, and each of the consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity (including all related notes) included in such financial statements present fairly, in all material respects, the consolidated results of operations and cash flows of

Parent for the respective periods indicated, in each case in conformity with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the Commission, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein and do not include certain notes and other information which may be required by GAAP but which are not required by Form 10-Q under the Exchange Act. The financial statements included in the Parent Securities Filings are in all material respects in accordance with the books and records of Parent and Parent Subsidiaries.

     SECTION 3.9.   Absence of Certain Changes.  Since March 31, 2001, there has
                    --------------------------
not been: (i) any Event, except as will not, individually or in the aggregate, have a Parent Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to Parent or any Parent Subsidiary wholly owned by Parent) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Parent or any Parent Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of the Parent or any Parent Subsidiary (except to Parent or any Parent Subsidiary wholly owned by Parent); (iv) any acquisition or disposition by Parent or any Parent Subsidiary (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person or business; or (v) any material change by Parent to its accounting policies, practices, or methods.

     SECTION 3.10.  Accuracy of Information; Full Disclosure.  No representation
                    ----------------------------------------
or warranty of Parent or the Parent Subsidiaries contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not materially false or misleading.

                                  ARTICLE IV
                           COVENANTS OF THE COMPANY

     The Company covenants and agrees as follows:


     SECTION 4.1.   Conduct of Business.  Except as expressly contemplated by
                    -------------------
this Agreement or as set forth in the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall conduct, and it shall cause the Company Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement and the Company shall, and it shall cause the Company Subsidiaries to, use commercially reasonable efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of Parent:

               (i) amend or propose to amend the Certificate of Incorporation, or Bylaws or the organizational documents of the Company Subsidiaries;

               (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of the Company or any Company Subsidiary, except for the issuance of shares of Company Common Stock pursuant to the exercise of the Company Stock Options outstanding on the date of this Agreement and described in Schedule 2.14 of the Company Disclosure Schedule in accordance with their present terms;

               (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Company Subsidiary wholly owned by the Company, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

               (iv) (a) create, incur, or assume any Indebtedness; provided that the Company and the Company Subsidiaries may incur Indebtedness under the revolving note facility pursuant to the Restated Credit Agreement, dated February 3, 2000, between the Company, the Bank of Oklahoma, N.A. and the other parties thereto, as amended by the Third Loan Modification and Forbearance Agreement dated January 15, 2001 between the Company, the Bank of Oklahoma, N.A. and the other parties thereto (the "BOK Forbearance Agreement"), the Contrato de Abertura de
                        -------------------------
          Credito Fixo, dated November 24, 1999, between Cifali & CIA Ltda. and the Banco do Estado de Sao Paulo S.A. and the Kredietcontract, dated May 21, 1987, between Metra Metaalwerken BVBA and KBC Bank; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person (other than for obligations of a Company Subsidiary that are not otherwise prohibited obligations); (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Company Subsidiary, and customary travel, relocation or businesses advances or loans to employees in each case in the ordinary course of business consistent with past practice); provided that, the Company and Company Subsidiaries may make capital expenditures that are in the ordinary course of business consistent with past practice and in accordance in all material respects with the current capital budget for the Company previously furnished to Parent; (d) acquire or agree to acquire by merging or consolidating with, or by purchasing outside of the ordinary course of business the assets of, or by any other manner, (i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that individually or in the aggregate are material to the Company and the Company Subsidiaries taken as a whole (except pursuant to a contract specified in Schedule 4.1(iv)(d)(ii) of the Company Disclosure Schedule); or (e) divest, sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to divest, sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets, businesses or properties (including the Load King and Bid-Well businesses) other than to secure debt permitted under clause (a) of this subparagraph (iv) and other than transfers in the ordinary course of business consistent with past practice. The term "Indebtedness" means, with respect to any person,
                         ------------
     without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind (other than nonrefundable customer deposits) to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
     (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person, (F) all obligations of such person under interest rate or currency hedging or swap transactions (valued at the termination value thereof), (G) all performance bonds or letters of credit issued for the account of such person, (H) all guarantees and arrangements having the economic effect of a guarantee of such person of any Indebtedness of any other person, (I) all operating leases, (J) all agreements to repurchase equipment, (K) all residual value guarantees, and
     (L) all performance guarantees;

          (v) increase in any material respect the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, management continuity, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement;

          (vi) enter into any material lease or amend any material lease of real property;

          (vii) make or rescind any express or deemed election relating to Taxes, unless required to do so by applicable Law;

          (viii) settle or compromise any material Tax liability or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

          (ix) file or cause to be filed any amended Tax Return with respect to the Company or any Company Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of the Company or any Company Subsidiaries;

          (x) prepare or file any Tax Return inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law;

          (xi) modify, amend, terminate or fail to renew (to the extent such contract or agreement can be unilaterally renewed by the Company or any Company Subsidiary) any Significant Contract or waive, release or assign any material rights or claims thereunder;

          (xii) make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

          (xiii) fail to use commercially reasonable efforts to maintain the material assets of the Company and each of the Company Subsidiaries in their current physical condition, except for ordinary wear and tear and damage;

          (xiv) pay, discharge, or satisfy any material (on a consolidated basis for the Company and the Company Subsidiaries taken as a whole) claim, liability, or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), except for claims, liabilities or obligations payable in the ordinary course of business;

          (xv) fail to pay or otherwise satisfy when due and payable (except if being contested in good faith) any accounts payable or other claims, liabilities or obligations payable in the ordinary course of business consistent with past practice;

          (xvi) enter into any non-compete agreement whereby the Company or any Company Subsidiary agrees not to compete;

          (xvii) except for purchase or sales orders in the ordinary course of business consistent with past practice, enter into any contract or incur any liability in a transaction or series of transactions involving amounts in excess of $100,000;

          (xviii) adopt a shareholder rights plan or any similar plan or instrument which would have the effect of impairing or delaying the consummation of the Merger;

          (xix) waive any of its rights under, or release any other party from such other party's obligations under, or amend any provision of, any standstill agreement (other than the letter agreement, dated as of June 12, 2000, by and between Parent and the Company, as amended (the
     "Confidentiality Agreement"));
      -------------------------

          (xx) enter into any settlement agreement with respect to any material litigation or any material claim (whether pending or threatened);

          (xxi) discount receivables at a rate of 10% or greater, or factor receivables for less than 90% of their face value, or auction or sell assets below current standard prices;

          (xxii) enter into any distribution, dealer or similar agreement which is not cancelable without penalty or premium by the Company on 90 days' or less notice or not in a form reasonably acceptable to Parent as agreed upon by Parent in writing;

          (xxiii) amend or waive any of the provisions of the Voting Agreements, the Miscellaneous Agreement, the Swisher Non-Compete Agreement or the Severance Agreement;

          (xxiv) fail to extend or continue to extend, in accordance with their existing terms, the BOK Forbearance Agreement and/or the Third Forbearance Agreement, dated January 15, 2001, between the Company, Principal Life Insurance Company and other parties thereto, if such forbearance agreements would otherwise expire prior to the Closing Date; or

          (xxv) authorize, or commit or agree to take (or fail to take), any of the foregoing actions.

     Furthermore, the Company covenants that from and after the date of this Agreement, unless Parent shall otherwise expressly consent in writing, the Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their commercially reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Permits necessary for, or otherwise material to, such business.

     SECTION 4.2.   Notification of Certain Matters. The Company shall give
                    -------------------------------
prompt notice to Parent if any of the following occurs after the date of this
Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Significant Contract; (ii) receipt of any notice or other communication in writing from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement (other than a Consent disclosed pursuant to Sections 2.5 or 2.6 or not required to be disclosed pursuant to the terms of such sections); (iii) amend or waive any of the provisions of the Voting Agreements, the Miscellaneous Agreement, the Swisher Non-Compete Agreement or the Severance Agreement; receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of any Event or Events which, individually or in the aggregate, would have a Company Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of the Company or any Company Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of the Company, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by the Company in or pursuant to this Agreement or the Company Securities Filings; (vi) the occurrence of any Event that causes or is reasonably likely to cause a breach by the Company of any provision of this Agreement; and (vii) the occurrence of any Event that occurred prior to the date of this Agreement that would have a Company Material Adverse Effect. If the Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of any Governmental Authority that could affect the ability of Parent, Merger Sub or the Company to consummate the transactions contemplated hereby, or should the Company become aware of any fact including any change in law or regulations (or any interpretation thereof) that is reasonably likely to cause such Governmental Authority to withhold its Consent to or approval of the Merger and the transactions contemplated hereby, the Company shall promptly notify the Parent and the Company shall use commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to consummate the transactions contemplated by this Agreement.

     SECTION 4.3.   Access and Information. Between the date of this Agreement
                    ----------------------
and the Effective Time, the Company shall give, and shall cause each of the Company Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Parent, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to the Company and the Company Subsidiaries and to permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Parent with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE. In the event that the foregoing access is subject to restrictions contained in confidentiality agreements to which the Company is a party, the Company shall use commercially reasonable efforts to obtain waivers of such restrictions. All information obtained by Parent pursuant to this Section 4.3 shall be kept confidential in accordance with the Confidentiality Agreement.

     SECTION 4.4.   Recommendation; Stockholder Approval. The Board of Directors
                    ------------------------------------
of the Company (i) shall recommend to the stockholders of the Company that they approve this Agreement and the transactions contemplated hereby and (ii) shall use commercially reasonable efforts to obtain any necessary approval by the Company's stockholders (the "Company Stockholder Approval") of this
                             ----------------------------
Agreement and the transactions contemplated hereby; provided that the Board of Directors of the Company may withdraw, modify or change such recommendation of this Agreement and the transactions contemplated hereby if it has determined in good faith, based on such matters as it deems relevant and after receiving advice from the

Company's outside legal counsel, that the failure to withdraw, modify or change its recommendation of this Agreement and the transactions contemplated hereby would be reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable Law. Whether or not the Board of Directors of the Company has withdrawn, modified or changed its recommendation of this Agreement or the transactions contemplated by this Agreement or receives a Takeover Proposal (as defined below), the Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") as soon as
                                  ----------------------------
practicable after the date hereof for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby and for such other purposes as may be consented to by Parent and the Company in connection with effectuating the transactions contemplated hereby.

  SECTION 4.5.      Commercially Reasonable Efforts.  Subject to the terms and
                    -------------------------------
conditions herein provided, the Company agrees to use its commercially reasonable efforts, in consultation with Parent, to (i) obtain all third party Consents required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, (ii) to the extent requested by Parent, defend any Litigation against the Company or any Company Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reversed, (iii) obtain all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) promptly make all necessary filings under the HSR Act, and any other applicable Law, including any filing required to be made with the Commission pursuant to the Securities Act or the Exchange Act.

  SECTION 4.6.      Compliance.  In consummating the Merger and the transactions
                    ----------
contemplated hereby, the Company shall comply, and cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

  SECTION 4.7.      Company Benefit Plans.  From the date of this Agreement
                    ---------------------
through the Effective Time, no discretionary award or grant under any Benefit Plan shall be made without the consent of Parent; nor shall the Company or a Company Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement.

  SECTION 4.8.      No Solicitation.  (a)  Neither the Company nor any Company
                    ---------------
Subsidiary, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, "Representatives") shall (i) directly or
                                      ---------------
indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Takeover Proposal, or (ii) directly or indirectly engage in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the Company or any Company Subsidiary to, or otherwise assist, facilitate or encourage, any person (other than Parent or any affiliate or associate thereof) relating to any Takeover Proposal, or (iii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal; provided, however, that at any time prior to the Company Stockholders Meeting, the

Company may, in response to a Takeover Proposal that is reasonably likely to result in a Superior Proposal (as defined below) and which was not solicited in violation of this Section 4.8(a), and subject to providing Parent reasonable advance written notice of its decision to take such action (x) furnish information with respect to the Company, or the Company Subsidiaries to any person making such Takeover Proposal pursuant to a customary confidentiality agreement on terms no less restrictive than those contained in the Confidentiality Agreement and (y) participate in discussions and negotiations regarding such Takeover Proposal but, in each case, only if the Company's Board of Directors determines, after receiving the advice of its outside counsel, that failure to furnish such information or to participate in such discussions or negotiations would be reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable Law. The Company shall keep Parent apprised of any such discussions and negotiations promptly after they occur.

          (b) The Company shall promptly and as soon as possible (but in no event later than one day after receipt thereof) advise the Parent orally and in writing of any Takeover Proposal, the identity of the person making any such Takeover Proposal and the material terms of any such Takeover Proposal. The Company shall keep the Parent fully informed of the status and material terms of any such Takeover Proposal. In the event the Company receives a Takeover Proposal, paragraph 9 of the Confidentiality Agreement shall immediately be terminated and shall have no further force and effect.

          (c) The Company and each Company Subsidiary and each of their Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

          (d) The Merger, this Agreement and the transactions contemplated by this Agreement shall be submitted to the stockholders of the Company for the purpose of approving this Agreement, the Merger and the transactions contemplated by this Agreement regardless of the recommendation or any change in the recommendation of the Board of Directors of the Company with respect thereto.

          For purposes of this Agreement, a "Takeover Proposal" means any
                                             -----------------
inquiry, proposal or offer from any person (other than Parent) relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 35% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or the Company Subsidiaries,
(ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company or the Company Subsidiaries, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries that constitutes 35% or more of the net revenues, net income or assets of the Company, and its Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (i) - (iii) of the foregoing definition of Takeover Proposal, other than the Merger proposed by this Agreement, is referred to herein as an "Acquisition Transaction."
                                             ------------------------

          For purposes of this Agreement, a "Superior Proposal" means any bona
                                             -----------------
fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 35% of the combined voting power of the shares of Company Common Stock then outstanding or more than 35% of the assets of the Company and its Subsidiaries, taken together, that the Board of Directors of the Company determines in its good faith judgment (based on (x) the advice of a financial advisor of nationally recognized reputation (the "Financial Advisor") and (y) such other
                                       -----------------
matters as the Board of Directors of the Company deems relevant, which may include without limitation the likelihood of consummation, the ability of such third party to finance such transaction and, if securities form a part of the consideration, the trading market and liquidity of such securities offered in connection with the Superior Proposal) that the terms of which are more favorable to the Company's stockholders from a financial point of view than those terms contained herein. If such proposal (1) is subject to a financing condition or (2) involves consideration that is not entirely cash or does not permit the Company's stockholders to receive the payment of the offered consideration in respect of all shares at the same time, such proposal shall not be deemed a Superior Proposal unless the Board of Directors of the Company has been furnished with a written opinion of the Financial Advisor to the effect that (in the case of clause (1)) such proposal is readily financeable and (in the case of clause (2)) that such proposal provides a higher value per share than the Merger Consideration.

          (e) Nothing contained in this Agreement shall prohibit the Board of Directors of the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Exchange Act or from making any other disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with counsel, failure to so disclose would be inconsistent with its obligations under applicable Law.


     SECTION 4.9.   Commission and Stockholder Filings; Other Reports.The
                    ----------------------------------
Company shall send to Parent a copy of all public reports and materials as and when it sends the same to its stockholders, the Commission, the NYSE or any securities exchange or any state or foreign securities commission. The Company shall send to Parent a copy of all communications with banks, trustees under any indentures or other debt instruments and rating agencies as and when it sends such communications to such parties.

     SECTION 4.10.  Takeover Statutes.  If any Takeover Statute is or may become
                    -----------------
applicable to the Merger or the transactions contemplated hereby, the Company and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

                                   ARTICLE V
                              COVENANTS OF PARENT

          Parent covenants and agrees as follows:

     SECTION 5.1.   Notification of Certain Matters. Parent shall give prompt
                    ---------------------------------------------------------
notice to the Company if any of the following occurs after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the Consent of such person is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 3.4 or 3.5 above or not required to be disclosed pursuant to the terms thereof; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of any Event or Events which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect; (iv) the commencement or threat of any Litigation involving or affecting Parent or Merger Sub, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Parent or Merger Sub, in his or her capacity as such or as a fiduciary under a Benefit Plan of Parent, which relates to the consummation of the Merger; and (v) the occurrence of any Event that is reasonably likely to cause a breach by Parent of any provision of this Agreement. If Parent receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of any Governmental Authority that could affect the ability of Parent, Merger Sub or the Company to consummate the transactions contemplated hereby, or should Parent become aware of any fact including any change in law or regulations (or any interpretation thereof) that is reasonably likely to cause such Governmental Authority to withhold its consent to or approval of the Merger and the transactions contemplated hereunder, Parent shall promptly notify the Company and Parent shall use commercially reasonable efforts to take such steps as may be necessary to remove any such impediment of Parent or the Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 5.2.   Commercially Reasonable Efforts. (a) Subject to the terms
                    -------------------------------
and conditions herein provided, Parent agrees to use commercially reasonable efforts to (i) obtain all third party Consents required in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby,
(ii) defend any Litigation against Parent or Merger Sub challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reversed, (iii) obtain all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) promptly make all necessary filings under the HSR Act and any other applicable Law, including any filing required to be made with the Commission pursuant to the Securities Act or the Exchange Act.

          (b) Nothing contained in this Agreement shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (a) sell, hold separate, discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Subsidiaries (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (b) agree to any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which, in either case would, in the reasonable judgment of Parent, materially adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement (a "Merger Benefit Detriment").
    ------------------------

          SECTION 5.3. Compliance. In consummating the Merger and the
                       ----------
transactions contemplated hereby, Parent shall comply, and cause the Merger Sub to comply or to be in compliance, in all material respects, with all applicable Laws.

          SECTION 5.4. Director and Officer Liability. (a) Parent agrees that
                       ------------------------------
all rights to indemnification and all limitations on liability existing in favor of any individual, who on or at any time prior to the Effective Time was an officer or director of the Company or any Company Subsidiary (an "Indemnified
                                                                  -----------
Person") in respect of acts or omissions of such Indemnified Person on or prior
------
to the Effective Time, as provided in the Certificate of Incorporation or Bylaws or the organizational documents of the Company Subsidiaries or an agreement between an Indemnified Person and the Company or any Company Subsidiary in effect as of the date of this Agreement, shall continue in full force and effect in accordance with its terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were directors or officers of the Company or any Company Subsidiary, and Parent shall, and shall cause the Surviving Corporation to, honor all such indemnification provisions.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

          (c) For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect and honor the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof; provided that Parent shall not be required to procure any such coverage for an amount in excess of the amount of the Company's current annual premium for its existing coverage and; provided, further, that Parent may substitute therefor policies no less favorable in any material respect to such insured persons.

          (d) The provisions of this Section 5.4 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.5.   Access and Information. Between the date of this Agreement
                    ----------------------
and the Effective Time, Parent shall give and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, the Company, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, Tax Returns (and supporting schedules), books and records of or pertaining to Parent and to permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Parent as the Company may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by Parent pursuant to the requirements of applicable securities laws or the NYSE. In the event that the foregoing access is subject to restrictions contained in confidentiality agreements to which Parent is a party, Parent shall use commercially reasonable efforts to obtain waivers of such restrictions. All information obtained by the Company pursuant to this
Section 5.5 shall be kept confidential in accordance with the terms of that certain letter agreement, dated as of May 25, 2001, by and between Parent and the Company (the "Company Confidentiality Agreement").
                  ---------------------------------

     SECTION 5.6.   Blue Sky Permits. Parent shall use commercially reasonable
                    ----------------
efforts to obtain, prior to the effective date of the Form S-4 (as defined below), all materially necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

     SECTION 5.7.   Listing. Parent shall use commercially reasonable efforts to
                    -------
cause the shares of Parent Common Stock to be issued in the Merger and, following the Effective Time, upon exercise of Parent Stock Options to be listed on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.8.   Employee Benefits. (a) Following the Effective Time, Parent
                    -----------------
shall provide, or shall cause to be provided, to individuals who are employees of the Company and the Company Subsidiaries immediately before the Effective Time and who continue to be employed by Parent, the Surviving Corporation and the Company Subsidiaries after the Effective Time (the "Company Employees")
                                                        -----------------
employee benefits that are, in the aggregate, not less favorable than those provided to those individuals who immediately following the Effective Time are similarly situated employees of Parent (other than Company Employees). The foregoing shall not be construed to prevent the termination of employment of any Company Employee or the amendment or termination of any particular Benefit Plan of the Company or any Company Subsidiary to the extent permitted by its terms as in effect immediately before the Effective Time.

          (b) For purposes of eligibility and vesting under the benefit plans of Parent and the Parent Subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee
                                         ---------
shall be credited with his or her years of service with the Company and the Company Subsidiaries and predecessor employers before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plans, except to the extent such credit would result in a duplicate creation of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for the
                                               ---------
purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

                                  ARTICLE VI
                           COVENANTS OF THE PARTIES

     Parent, Merger Sub and the Company covenants and agree as follows:

     SECTION 6.1.   Registration Statement; Proxy Statement.  (a) Each of
                    ---------------------------------------
Parent and the Company shall cooperate and promptly prepare and Parent shall file with the Commission as soon as practicable a Registration Statement on Form S-4 (or any successor form) (the "Form S-4") under the Securities Act with
                                  --------
respect to the shares of Parent Common Stock issuable and deliverable pursuant to this Agreement. A portion of the Form S-4 shall serve as a prospectus with respect to the shares of Parent Common Stock issuable and deliverable pursuant to the terms of this Agreement and as the Company's proxy statement with respect to the Company Stockholders Meeting (the "Company Proxy Statement"). Each of
                                          -----------------------
Parent and the Company shall use commercially reasonable efforts to have the Form S-4 declared effective by the Commission as promptly as practicable after the filing. Parent will advise the Company, promptly after it receives notice, of (i) the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, (ii) the issuance of any stop order or (iii) the suspension of the qualification of the shares of Parent Common Stock issuable and deliverable in connection with the Merger for offering or sale in any jurisdiction.

          (b) The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Form S-4 or the Company Proxy Statement, including any amendment or supplement, will, at the time the Form S-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the consummation of the Merger any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment and/or a supplement to the Form S-4 or the Company Proxy Statement, so that the Form S-4 or the

Company Proxy Statement would not, at the time the Form S-4 becomes effective under the Securities Act, or, in the case of the Company Proxy Statement, at the date of mailing to stockholders and at the time of the Company Stockholder Meeting, include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers this information shall promptly notify the other party and, to the extent required by Law, an appropriate amendment or supplement describing that information shall be promptly filed with the Commission or any other applicable Governmental Authority and, to the extent required by Law, disseminated to the Company's stockholders.

     SECTION 6.2.   Further Assurances.  In addition to complying with all of
                    ------------------
the other covenants set forth in this Agreement, each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Transactions.

     SECTION 6.3.   Affiliate Letters.  Not less than 15 days prior to the
                    -----------------
Effective Time, the Company (i) shall have delivered to Parent a letter identifying all Persons who, in the opinion of the Company, may be, as of the date of the Company Stockholder Meeting, its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) shall use commercially reasonable efforts to cause each Person who is identified as an "affiliate" of it in such letter to deliver, as promptly as practicable but in no event later than 10 days prior to the Closing (or after such later date as the Parent and the Company may agree), a signed agreement substantially in the form attached as Exhibit F. Each of
                                                         ---------
Parent and the Company shall notify the other party from time to time after the delivery of the letter described in this Section 6.3 of any Person not identified on such letter who then is, or may be, such an "affiliate" and use commercially reasonable efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this
Section 6.3.

     SECTION 6.4.   Tax Treatment.  (a) The parties hereto intend that the
                    -------------
Merger will qualify as a reorganization under Section 368(a) of the Code and that this Agreement will constitute a "plan of reorganization" within the meaning of Treasury Regulation (S) 1.368-2(g). From and after the date hereof until the Effective Time, each party hereto shall use commercially reasonable efforts to cause the Merger to qualify, and neither party hereto will knowingly take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

               (b) As of the date hereof, the Company does not know of any reason why it would not be able to deliver to Fried, Frank, Harris, Shriver & Jacobson at the date of the legal opinion referred to in Section 7.1.5, a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver the legal opinion contemplated by Section 7.1.5, and the Company agrees to deliver such certificate effective as of the date of such opinion.

               (c) As of the date hereof, Parent does not know of any reason why it would not be able to deliver to Fried, Frank, Harris, Shriver & Jacobson at the date of the legal opinion referred to in Section 7.1.5, a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver the legal opinion contemplated by
Section 7.1.5, and Parent agrees to deliver such certificate effective as of the date of such opinion.

     SECTION 6.5.   Letters from Accountants. (a) Parent shall use commercially
                    ------------------------
reasonable efforts to cause to be delivered to Parent and the Company two "comfort" letters from PricewaterhouseCoopers LLP, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of Parent and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) The Company shall use commercially reasonable efforts to cause to be delivered to the Company and Parent two "comfort" letters from KPMG LLP, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of the Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 6.6.   Section 16(b). Parent and the Company shall take all
                    -------------
actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Parent Common Stock and Parent Stock Options to be exempt from the provisions of Section 16(b) of the Exchange Act.

     SECTION 6.7.   Press Release and Public Announcements. The parties shall
                    --------------------------------------
cooperate in preparing and promptly issuing a press release announcing the execution of this Agreement. Thereafter, so long as this Agreement is in effect, (i) the Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger, the Company Stockholders Meeting or the transactions contemplated by this Agreement without the consent of Parent, except when such release or announcement is required by applicable Law or the rules or regulations of the NYSE, in which case the Company, prior to making such announcement, shall consult with Parent regarding the same and (ii) prior to the issuance or publication of any press release or any other announcement Parent shall provide the Company with reasonable advance notice of such press release or announcement.

                                  ARTICLE VII
                           CONDITIONS TO THE MERGER

     SECTION 7.1.   Conditions to Each Party's Obligations.  The respective
                    --------------------------------------
obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

          7.1.1.  Company Stockholder Approval.  The Merger Agreement and the
                  ----------------------------
          transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of the Company in accordance with the OGCA and the Certificate of Incorporation.

          7.1.2.  No Injunction or Action.  No order, statute, rule, regulation,
                  -----------------------
          executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced or threatened by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger or could reasonably be expected to have a Company Material Adverse Effect or a Merger Benefit Detriment.

          7.1.3.  Governmental Approvals.  All waivers, consents, approvals,
                  ----------------------
          orders and authorizations of, and notices, reports and filings with, Governmental Authorities necessary for the consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect without the imposition of any terms, conditions, restrictions or limitations, except for the imposition of any terms, conditions, restrictions and limitations in respect of, and failures to have obtained or made, or failures to be in full force and effect of, such waivers, consents, approvals, orders, authorizations, notices, reports or filings which will not, individually or in the aggregate, have a Company Material Adverse Effect or a Merger Benefit Detriment.

          7.1.4.  HSR Act.  The waiting period (or any extension thereof)
                  -------
          applicable to the Merger under the HSR Act shall have expired or been terminated.

          7.1.5.  Reorganization Opinion.  Parent and the Company shall have
                  ----------------------
          received from Fried, Frank, Harris, Shriver & Jacobson a written opinion, addressed to Parent and the Company and dated as of the Closing Date, that the exchange of Company Common Stock for Parent Common Stock pursuant to the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Fried, Frank, Harris, Shriver & Jacobson may require and rely upon representations and statements contained in the certificates from Parent and the Company referred to in Sections 6.4(b) and (c).

          7.1.6.  Registration Statement Effective.  The Form S-4 shall have
                  --------------------------------
          become effective prior to the mailing of Company Proxy Statement and no stop order suspending the effectiveness of the Form S-4 shall then be in effect.

          7.1.7.  Stock Exchange Listing.  The shares of Parent Common Stock to
                  ----------------------
          be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.2.   Conditions to Obligations of the Company.  The obligation of
                    ----------------------------------------
the Company to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by the Company:

          7.2.1.  Parent Representation and Warranties.  The representations and
                  ------------------------------------
          warranties of Parent contained in this Agreement shall be true and correct when made, and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are expressly made as of a specific date need be true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, would not, individually or in the aggregate, have a Parent Material Adverse Effect (disregarding for these purposes any materiality, Parent Material Adverse Effect or corollary qualifications contained therein).

          7.2.2.  Performance by Parent.  Parent shall have performed and
                  ---------------------
          complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by Parent on or prior to the Closing Date.

          7.2.3.  No Material Adverse Change.  There shall not have occurred
                  --------------------------
          after the date hereof any Event or Events that, individually or the aggregate, has a Parent Material Adverse Effect.

          7.2.4.  Certificates and Other Deliveries.  Parent shall have
                  ---------------------------------
          delivered to the Company an officer's certificate to the effect that the conditions set forth in Subsections 7.2.1, 7.2.2, and 7.2.3 above, have been satisfied.

     SECTION 7.3.   Conditions to Obligations of Parent.  The obligations of
                    -----------------------------------
Parent to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Parent:

          7.3.1.  Company Representations and Warranties.  The representations
                  --------------------------------------
          and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing Date as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date), except to the extent that any failures of such representations and warranties to be so true and correct, will not, individually or the aggregate, have a Company Material Adverse Effect (disregarding for these purposes any materiality, Company Material Adverse Effect or corollary qualifications contained therein).

          7.3.2.  Performance by the Company.  The Company shall have performed
                  --------------------------
          and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

          7.3.3.  No Material Adverse Change.  There shall have not occurred
                  --------------------------
          after the date hereof any Event or Events that would, individually or in the aggregate, have a Company Material Adverse Effect; provided that any actions taken by Parent or any Parent Subsidiary in connection with the Cedarapids Lawsuits (as defined below) shall not constitute a Company Material Adverse Effect.

          7.3.4.  Miscellaneous Agreement.  The transactions contemplated by the
                  -----------------------
          Miscellaneous Agreement shall have been consummated prior to the Closing Date.

          7.3.5.  Termination of Certain Agreements.  Each of the Investment
                  ---------------------------------
          Agreement, dated as of August 19, 1991, between the Company and the other party thereto, the Shareholders Agreement, dated as of August 19, 1991, between the Company and the other parties thereto and the Registration Rights Agreement, dated as of August 19, 1991, between the Company and the other party thereto shall be terminated and shall have no further force and effect.

          7.3.6.  Consents.  The Company shall have obtained all necessary
                  --------
          Consents to the completion of the Merger and the other transactions contemplated by this Agreement and such Consents shall be in full force and effect.

          7.3.7.  Certificates and Other Deliveries.  The Company shall have
                  ---------------------------------
          delivered, or caused to be delivered, to Parent (i) an officer's certificate to the effect that the conditions set forth in Subsections 7.3.1, 7.3.2 and 7.3.3 above, have been satisfied and (ii) the certificates contemplated by Section 1.2(c).

                                 ARTICLE VIII
                                  TERMINATION

     SECTION 8.1.   Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

          (a)  by mutual consent of the Company and Parent;

          (b) (1) by the Company, if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause the condition set forth in Section 7.2.1 or Section
7.2.2 not to be satisfied and, in either such case, such breach or condition is not curable or, if curable, has not been promptly cured within 30 days following receipt by Parent of written notice of such breach; (2) by Parent, if there has been a breach by the Company of (x) any of the covenants or agreements set forth in Sections 4.4 or 4.8 or (y) any of its representations, warranties, covenants or agreements (other than those set forth in Sections 4.4 or 4.8) contained in this Agreement that would cause the condition set forth in Section 7.3.1 or
Section 7.3.2 not to be satisfied and, in the case of a breach described in clause (x) or (y), such breach or condition is not curable or, or if curable, has not been promptly cured within 10 days (in the case of a breach described in clause (x)) or 30 days (in the case of a breach described in clause (y)) following receipt by the Company of written notice of such breach;

          (c) by either Parent or the Company if any decree, permanent injunction, judgment or order of any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

          (d) by either Parent or the Company if the Merger shall not have been consummated before December 31, 2001 (the "End Date");
                                           --------

          (e) by either Parent or the Company if the transactions contemplated by this Agreement shall fail to receive the Company Stockholder Approval at the Company Stockholders Meeting or any adjournment or postponement thereof; or

          (f) by Parent, if the Board of Directors of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger or shall have recommended any Takeover Proposal.

     SECTION 8.2.   Effect of Termination. (a) In the event of the termination
                    ---------------------
of this Agreement by either the Company or Parent pursuant to Section 8.1, this Agreement shall become void and of no effect and there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of this Section 8.2 and Section 9.4, and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) The Company shall pay to Parent, in such manner as is designated by Parent, an aggregate amount equal to the Expenses (as defined below) (without duplication for Expenses paid previously pursuant to Section 8.2(c)), plus $3 million (the "Termination Fee"), as follows: (1) if the Company or Parent shall
              ---------------
terminate this Agreement pursuant to Sections 8.1(d) or 8.1(e) and at any time after the date of this Agreement and on or prior to the date of the Company Stockholders Meeting a Takeover Proposal shall have been publicly announced and, within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Transaction, (2) if Parent shall terminate this Agreement pursuant to Section 8.1(b)(2) and within 12 months of the termination of this Agreement the Company enters into a definitive agreement with respect to an Acquisition Transaction, or (3) if Parent shall terminate this Agreement pursuant to Section 8.1(f) and within 12 months of the termination of this Agreement the Company enters into a definitive agreement with respect to an Acquisition Transaction.

          (c) The Company shall pay to Parent, in such manner as is designated by Parent, an amount equal to the Expenses if Parent shall terminate this Agreement pursuant to Sections 8.1(b)(2) or 8.1(f) or if the Company or Parent shall terminate this Agreement pursuant to Section 8.1(e).

          (d) The Termination Fee required to be paid pursuant to Section 8.2(b) shall be paid at the time the Company enters into a definitive agreement with respect to an Acquisition Transaction. The Expenses to be paid pursuant to Sections 8.2(b) and 8.2(c) shall be paid concurrently with notice of termination of this Agreement by the Company or Parent, as applicable.

          (e)  The term "Expenses" shall mean all out-of-pocket expenses
                         --------
reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys and financial advisors; provided, however, that in no event shall the amount of Expenses exceed $1 million.

          (f) All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient of such funds.

          (g)  The Company acknowledges that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without such agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amounts owing pursuant to this Section 8.2 when due, the Company shall in addition thereto pay to Parent and its affiliates all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Parent and its affiliates at the prime rate of Citibank, N.A. as in effect from time to time during such period plus 2 percent.

                                   ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.1.   Notices.  All notices, requests and other communications to
                    -------
any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

     if to Parent or Merger Sub, to:

          Terex Corporation
          500 Post Road East, Suite 320
          Westport, CT 06880
          Attention:     Eric I Cohen, Senior Vice President,
                          Secretary and General Counsel
          Facsimile No.: (203) 227-1647

     with a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY 10004-1980
          Attention:     Stephen Fraidin, Esq.
                         Steven G. Scheinfeld, Esq.
          Facsimile No.: (212) 859-4000
     if to the Company, to:

          CMI Corporation
          I-40 & Morgan Road
          P.O. Box 1985
          Oklahoma City, OK 73101
          Attention:     Jim D. Holland, Senior Vice President, Treasurer
                          and Chief Financial Officer
          Facsimile No.: (405) 491-2384

     with a copy to:

          Hartzog Conger Cason & Neville
          201 Robert S. Kerr Ave., Suite 1600
          Oklahoma City, OK 73102
          Attention:     John D. Robertson, Esq.
                         Armand Paliotta, Esq.
          Facsimile No.: (405) 235-7329

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

     SECTION 9.2.   Non-Survival of Representations and Warranties.  The
                    ----------------------------------------------
representations and warranties contained herein and in the certificates delivered pursuant to Sections 7.2.4 and 7.3.7 hereof shall not survive the Effective Time.

     SECTION 9.3.   Amendments; No Waivers.  (a)  Any provision of this
                    ----------------------
Agreement (including the Exhibits, Appendices and Schedules hereto) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Company Stockholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Company Stockholder Approval, if any such amendment or waiver shall by law or in accordance with the rules and regulations of any relevant securities exchange require further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to the necessary stockholder approval.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.4.   Expenses.  Except as otherwise specified in Section 8.2 or
                    --------
as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that (i) the filing fees in respect to filings made pursuant to the HSR Act and all similar filings in other jurisdictions shall be paid by Parent; and (ii) all filing fees in connection with the filing with the Commission of the Form S-4 and the Company Proxy Statement, all printing, mailing and related expenses incurred in connection with printing and mailing of the Form S-4 and the Company Proxy Statement and all other expenses not directly attributable to any one of the parties, shall be shared equally by Parent and the Company.

     SECTION 9.5.   Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Sub of its obligations hereunder.

     SECTION 9.6.   Governing Law.  This Agreement shall be construed in
                    -------------
accordance with and governed by the law of the State of Delaware, without regard to principles of conflict of laws, except to the extent that the OGCA shall be mandatorily applicable to the Merger.

     SECTION 9.7.   Jurisdiction.  Any suit, action or proceeding seeking to
                    ------------
enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Voting Agreements or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     SECTION 9.8.   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY
                    --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.9.   Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 9.10.  Entire Agreement.  This Agreement (including the Exhibits,
                    ----------------
Appendices and Schedules) the Voting Agreements, the Confidentiality Agreement and the

Company Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in
Section 5.4, no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     SECTION 9.11.  Captions.  The captions herein are included for convenience
                    --------
of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 9.12.  Severability.  If any term, provision, covenant or
                    ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.13.  Specific Performance.  Each party acknowledges and agrees
                    --------------------
that the other party could be irreparably damaged in the event that its obligations contained in this Agreement and the Voting Agreements are not performed in accordance with their specific terms or are otherwise breached in each case on or prior to the Effective Time. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to enforce specifically any covenants in any action in any court having personal and subject matter jurisdiction, in addition to any other remedy to which that party may be entitled at law or in equity.

     SECTION 9.14.  Disclosure Schedule.  Certain information set forth in the
                    -------------------
Company Disclosure Schedule is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

     SECTION 9.15.  Knowledge.  (a) Reference to the "knowledge" of the Company
                    ---------
shall be to the knowledge, after reasonable investigation, of any of the individuals listed on Appendix II and, with respect to representations and
                      -----------
warranties made or deemed to be made as of the Closing Date, unless expressly limited to a specified date, shall include knowledge obtained at any time after the date hereof and prior to the Closing Date.

          (b) Reference to the "knowledge" of Parent shall be to the knowledge, after reasonable investigation, of any of the individuals listed on Appendix III
                                                                    ------------
and, with respect to representations and warranties made or deemed to be made as of the Closing Date, unless expressly limited to a specified date, shall include knowledge obtained at any time after the date hereof and prior to the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              TEREX CORPORATION


                              By: ___________________________________
                                  Name:
                                  Title:



                              CMI CORPORATION


                              By: ___________________________________
                                  Name:
                                  Title:



                              CLAUDIUS ACQUISITION CORP.


                              By: ___________________________________
                                  Name:
                                  Title:

                                                                      APPENDIX I

                            Closing Net Debt Amount
                            -----------------------

     Capitalized terms contained in this Appendix I shall have the meanings
                                         ----------
ascribed to such terms in the Agreement unless otherwise defined herein. For purposes of Section 1.2(b) of the Agreement, the consolidated net debt of the Company shall mean all Indebtedness of the Company and the Company Subsidiaries less unrestricted cash and adjusted to exclude intercompany balances. Notwithstanding anything to the contrary in this Appendix I or in the Agreement,
                                                 ----------
the parties acknowledge and agree that the following obligations shall not be considered in calculating the consolidated net debt of the Company pursuant to
Section 1.2(b) of the Agreement: (A) any prepayment or other similar fees payable under the terms and provisions of any of the Indebtedness as a result of the Merger or the other transactions contemplated by the Agreement, (B) any fees payable by the Company to Credit Suisse First Boston Corporation in connection with the consummation of the Merger, (C) any amounts paid or payable to George William Swisher, Jr. or Industrial Investments in connection with the Miscellaneous Agreement or the Swisher Non-Compete Agreement, (D) any amounts owed or allegedly owed by the Company to Cedarapids, Inc. in connection with the patent infringement cases pending in the U.S. District Court for the Western District of Oklahoma and the U.S. District Court for the Northern District of Iowa (the "Cedarapids Lawsuits"), (E) any amounts payable in the event that the
           -------------------
other equity holders of CMI Cifali Equipamentos, Ltda. f/k/a Cifali & Cia. Ltda. ("Cifali") give notice of their intent to exercise their put rights under
  ------
Section 2.6.12.3 of the Stock Purchase Agreement, dated July 26, 2000, among the Company, Cifali and certain other parties (the "Cifali Agreement"); (F) any
                                                ----------------
amounts payable to Judith E. Barton pursuant to Section 4.3 of the Employment Agreement, dated January 7, 2000, between the Company and Mrs. Barton; (G) any contingent liabilities relating to equipment residual value guarantees provided by the Company or a Company Subsidiary to the CIT Group/Equipment Financing, Inc. or other similar institution; (H) any amounts payable pursuant to the Settlement Agreement, dated June 20, 2001, among Melvin L. Black Incorporated, Melvin L. Black, Katherine E. Black and the Company; or (I) any amounts payable pursuant to Section 2.1(b) of the Cifali Agreement.

     For purposes of this Appendix I, the following terms shall have the
                          ----------
meanings set forth below:

     "Indebtedness" of any entity shall mean, without duplication, (a) all
      ------------
obligations of such entity for borrowed money or advances of any kind (other than nonrefundable customer deposits), (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity upon which interest charges are customarily paid, (d) all obligations of such entity under conditional sale or other title retention agreements relating to property or assets purchased by such entity, (e) all obligations of such entity issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such entity, (h) all Capital Lease Obligations of such entity, and (i) all obligations of such entity as an account party in respect of letters of credit and bankers' acceptances.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of
      ----
trust, lien, pledge, encumbrance, charge, or security interest in or on such asset (other than liens for taxes not yet due and payable in the ordinary course of business), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Guarantee" of or by any entity shall mean any obligation, contingent or
      ---------
otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other entity (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such entity, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Capital Lease Obligations" of any entity shall mean the obligations of
      -------------------------
such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                                  APPENDIX II
George William Swisher, Jr.
Jim D. Holland
Carl E. Hatton
Thane A. Swisher

                                     AII-1

                                  APPENDIX III
Ronald M. DeFeo
Joseph F. Apuzzo
Eric I Cohen
Brian J. Henry

                                     AIII-1